                                                                     Exhibit 4.7





                            DATED AS OF JULY 24, 1998



                                   AVENOR INC.

                                     - AND -

                               BOWATER CANADA INC.

                                     - AND -

                              BOWATER INCORPORATED

                                     - AND -

                       MONTREAL TRUST COMPANY, AS TRUSTEE



--------------------------------------------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                                       TO

                 TRUST INDENTURE DATED AS OF FEBRUARY 8, 1994

        PROVIDING FOR THE ISSUE OF UP TO $125,400,000 AGGREGATE PRINCIPAL
          AMOUNT OF 7.50% CONVERTIBLE UNSECURED SUBORDINATED DEBENTURES
                              DUE FEBRUARY 8, 2004


--------------------------------------------------------------------------------







                                 FRASER & BEATTY

                                TABLE OF CONTENTS


                                   ARTICLE ONE

SUPPLEMENTAL NATURE OF INDENTURE AND RELATED MATTERS
SECTION 1.01  DEFINITIONS..................................................3
SECTION 1.02  SUPPLEMENTAL NATURE OF INDENTURE.............................3
SECTION 1.03  SUPPLEMENTAL TO PRINCIPAL INDENTURE..........................3
SECTION 1.04  SUPPLEMENTAL INDENTURE.......................................3
SECTION 1.05  CONFIRMATION.................................................4

                                   ARTICLE TWO

AMENDMENTS TO PRINCIPAL INDENTURE
SECTION 2.01  AMENDMENTS TO SECTION 1.1....................................4
SECTION 2.02  FORM OF DEBENTURES...........................................6
SECTION 2.03  OUTSTANDING DEBENTURES.......................................7
SECTION 2.04  ARTICLE 4 - CONVERSION.......................................7
SECTION 2.05  EVENTS OF DEFAULT............................................18
SECTION 2.06  NOTICE OF EVENTS OF DEFAULT..................................20
SECTION 2.07  ACCELERATION ON DEFAULT......................................20
SECTION 2.08  IMMUNITY OF SHAREHOLDERS, DIRECTORS AND OTHERS...............20
SECTION 2.09  DISCHARGE....................................................21
SECTION 2.10  ARTICLE 9 - SUCCESSOR CORPORATION............................21
SECTION 2.11  POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION...............22
SECTION 2.12  NOTICE TO THE CORPORATION AND BOWATER CANADA.................23
SECTION 2.13  NOTICE TO THE TRUSTEE........................................24
SECTION 2.14  MAIL SERVICE INTERRUPTION....................................24
SECTION 2.15  NO CONFLICT OF INTEREST......................................25
SECTION 2.16  EVIDENCE, EXPERTS AND ADVISERS...............................25
SECTION 2.17  TRUSTEE MAY DEAL IN DEBENTURES...............................25
SECTION 2.18  PROTECTION OF TRUSTEE........................................26
SECTION 2.19  INVESTMENT OF TRUST MONEYS...................................26
SECTION 2.20  ACTION BY THE TRUSTEE TO PROTECT INTERESTS...................26
SECTION 2.21  FONDE DE POUVOIR.............................................27
SECTION 2.22  SUPPLEMENTAL INDENTURES......................................27

                                  ARTICLE THREE

CONFIRMATION
SECTION 3.01  GENERAL CONFIRMATION.........................................28

                                  ARTICLE FOUR

COVENANTS OF BOWATER CANADA
SECTION 4.01  COVENANTS OF BOWATER CANADA..................................28

                                  ARTICLE FIVE

COVENANTS OF BOWATER
SECTION 5.01  COVENANTS OF BOWATER.........................................29

                                   ARTICLE SIX

GUARANTEE OF BOWATER CANADA
SECTION 6.01  GUARANTEE FOR BENEFIT OF ALL DEBENTURE HOLDERS...............30
SECTION 6.02  GUARANTEE OF PRINCIPAL AND INTEREST..........................30
SECTION 6.03  BOWATER CANADA'S LIABILITY ON DISCHARGE OF THE CORPORATION...30
SECTION 6.04  LIABILITY OF BOWATER CANADA..................................31
SECTION 6.05  CONTINUING OBLIGATIONS.......................................32
SECTION 6.06  SUBROGATION..................................................32
SECTION 6.07  WAIVER.......................................................33
SECTION 6.08  WAIVER OF DEFAULT............................................33
SECTION 6.09  ADDITIONAL OBLIGATIONS.......................................33
SECTION 6.10  ACKNOWLEDGEMENT..............................................33

                                  ARTICLE SEVEN

GUARANTEE OF BOWATER
SECTION 7.01  GUARANTEE FOR BENEFIT OF ALL DEBENTURE HOLDERS...............34
SECTION 7.02  GUARANTEE OF PRINCIPAL AND INTEREST..........................34
SECTION 7.03  BOWATER'S LIABILITY ON DISCHARGE OF THE CORPORATION..........34
SECTION 7.04  LIABILITY OF BOWATER.........................................35
SECTION 7.05  CONTINUING OBLIGATIONS.......................................36
SECTION 7.06  SUBROGATION..................................................36
SECTION 7.07  WAIVER.......................................................37
SECTION 7.08  WAIVER OF DEFAULT............................................37
SECTION 7.09  ADDITIONAL OBLIGATIONS.......................................37
SECTION 7.10  ACKNOWLEDGEMENT..............................................37

                                  ARTICLE EIGHT

ACKNOWLEDGEMENT AND AGREEMENTS OF TRUSTEE
SECTION 8.01  ACKNOWLEDGEMENT AND AGREEMENTS...............................38
SECTION 8.02  ACCEPTANCE BY TRUSTEE........................................38

                                  ARTICLE NINE

MISCELLANEOUS
SECTION 9.01  CONFIRMATION OF PRINCIPAL INDENTURE..........................38
SECTION 9.02  FURTHER ASSURANCES...........................................38
SECTION 9.03  COUNTERPARTS AND FORMAL DATE.................................38
SECTION 9.04  ENUREMENT....................................................39

      THIS SUPPLEMENTAL INDENTURE made as of the 24th day of July, 1998



B E T W E E N:

                  AVENOR INC., a corporation existing under the laws of Canada

                  (hereinafter called the "Corporation"),

                                                               OF THE FIRST PART

                                     - and -

                  BOWATER CANADA INC., a corporation existing under the laws of Canada

                     (hereinafter called "Bowater Canada"),

                                                              OF THE SECOND PART

                                     - and -

                  BOWATER INCORPORATED, a corporation existing under the laws of the State of Delaware

                  (hereinafter called "Bowater"),

                                                               OF THE THIRD PART

                                     - and -

                  MONTREAL TRUST COMPANY, a trust company incorporated under the laws of Quebec

                  (hereinafter called the "Trustee")

                                                              OF THE FOURTH PART

            WHEREAS by way of a trust indenture dated as of February 8, 1994 (the "Principal Indenture") between the Corporation, at that time having the legal name "Produits Forestiers Canadien Pacifique Limitee/Canadian Pacific Forest Products Limited", and the Trustee, as trustee, the Corporation created and issued $125,400,000 aggregate principal amount of 7.5% convertible unsecured subordinated debentures due February 8, 2004;

            AND WHEREAS by a Certificate of Amendment dated March 21, 1994 issued under the Canada Business Corporations Act, the Corporation changed its legal name to its now current legal name;

                                                                              2.


            AND WHEREAS the Corporation and Bowater have completed a transaction by way of an arrangement under the provisions of the Canada Business Corporations Act (the "Transaction") pursuant to which, among other things, Bowater, through Bowater Canadian Holdings Incorporated and Bowater Canada, has acquired all of the common shares of the Corporation (the "Common
Shares");

            AND WHEREAS prior to the effective date of the Transaction each holder of Common Shares was able to submit an election to receive for each such share either:

            (i)   $35.00 in cash, without interest thereon;  or

            (ii) 0.482053 shares of common stock of Bowater, having a par value of $1.00 in the lawful money of the United States per share; or

            (iii) 0.482053 Exchangeable Shares (as defined in section 2.01 hereof);  or

            (iv)  a combination of the foregoing;

            AND WHEREAS on the effective date of the Transaction the Common Shares in respect of which an effective election as aforesaid was not made (other than the Common Shares of holders who exercise and perfect their dissent rights) were deemed to be Common Shares for which an effective election to receive Exchangeable Shares was made and were exchanged for and converted into Exchangeable Shares (subject to proration as contemplated in the Transaction);

            AND WHEREAS the Transaction constitutes a "Capital Reorganization" within the meaning of subsection 4.3.5 of the Principal Indenture;

            AND WHEREAS each of the Corporation, Bowater Canada and Bowater have requested the Trustee to enter into this Supplemental Indenture, pursuant to section 4.3.5 and Article 13 of the Principal Indenture, for the purpose of evidencing the appropriate adjustments and modifications, to be made as a result of the Capital Reorganization contemplated by the Transaction, to the applicable provisions of Article 4 of the Principal Indenture with respect to the rights and interests of the holder of Debentures thereafter, which adjustments and modifications are of a formal nature;

            AND WHEREAS in addition to the requirements of section 4.3.5 of the Principal Indenture, each of the Corporation, Bowater Canada and Bowater have requested the Trustee to enter into this Supplemental Indenture, pursuant to
Article 13 of the Principal Indenture, for the purposes of adding to the provisions to the Principal Indenture additional provisions for the protection of the Holders of the Debentures, and making such other provisions and modifications not inconsistent with the Principal Indenture as are necessary or desirable as a consequence of the Transaction with respect to the matters arising under the Principal Indenture, which other provisions and modifications are not prejudicial to the interests of the Debentureholders;

            AND WHEREAS the appropriate adjustments and modifications to be made to the applicable provisions of Article 4 of the Principal Indenture and other applicable provisions of the Principal Indenture set forth herein with respect to the rights and interests of the holder of Debentures have been approved by all necessary action of the board of directors of the

                                                                              3.


Corporation, the board of directors of Bowater Canada and the board of directors of Bowater and by the Trustee;

                  AND WHEREAS all things necessary have been done and performed to authorize the execution of this Supplemental Indenture and to make the same effective and binding upon the Corporation, Bowater Canada and Bowater;

                  AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation, Bowater Canada and Bowater and not by the Trustee;

                  NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows:


                                   ARTICLE ONE

                        SUPPLEMENTAL NATURE OF INDENTURE
                               AND RELATED MATTERS


SECTION 1.01      DEFINITIONS

                  Unless defined herein or the context otherwise requires or specifies, all expressions and terms used in this Supplemental Indenture (including recitals) shall, for all purposes hereof, have the same meaning as ascribed to such expressions and terms in the Principal Indenture.


SECTION 1.02      SUPPLEMENTAL NATURE OF INDENTURE

                  This Supplemental Indenture is an indenture supplemental to the Principal Indenture within the meaning of the Principal Indenture, and the Principal Indenture and this Supplemental Indenture shall be read together and have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.


SECTION 1.03      SUPPLEMENTAL TO PRINCIPAL INDENTURE

                  The Principal Indenture is hereby amended and supplemented by the provisions hereof and, as so amended and supplemented, is herein referred to as the "amended indenture" or the "Indenture".


SECTION 1.04      SUPPLEMENTAL INDENTURE

                  The terms "this Supplemental Indenture" and similar expressions, unless the context otherwise specifies or requires, refer to this Supplemental Indenture and not to any particular article, section, subsection or other portion thereof, and include any and every instrument supplementary or ancillary hereto or in implement hereof. The terms "Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to the Principal Indenture and every instrument supplemental or ancillary thereto or in implement thereof, including this Supplemental Indenture. The division of this Supplemental Indenture into articles, sections, subsections and other portions thereof and the insertion of headings and the provision

                                                                              4.


of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Supplemental Indenture or the Indenture. Unless the context otherwise requires or is inconsistent herewith, references herein to articles, sections or subsections are to articles, sections and subsections of this Supplemental Indenture.


SECTION 1.05      CONFIRMATION

                  The parties to this Supplemental Indenture hereby acknowledge and confirm that, except as specifically amended by the provisions of this Supplemental Indenture, all the terms and conditions contained in the Principal Indenture are and remain in full force and effect, unamended, in accordance with the provisions thereof.



                                   ARTICLE TWO

                        AMENDMENTS TO PRINCIPAL INDENTURE


SECTION 2.01      AMENDMENTS TO SECTION 1.1

                  The Principal Indenture is hereby amended by:

         (i)      adding in section 1.1 thereof the following definitions:

                  ""AFFILIATES" shall have the meaning ascribed thereto in the Canada Business Corporations Act;";

                  ""BOWATER" means the party of the third part and includes any successor corporation to or of the party of the third part which shall have complied with the provisions of Article 9;";

                  ""BOWATER CANADA" means the party of the second part and includes any successor corporation to or of the party of the second part that shall have complied with the provisions of
                  Article 9;";

                  ""CERTIFICATE OF BOWATER" means a certificate signed in the name of Bowater by the President or any Vice-President of Bowater, and may consist of one or more instruments so executed;";

                  ""CERTIFICATE OF BOWATER CANADA" means a certificate signed in the name of Bowater Canada by the President or any Vice-President of Bowater Canada, and may consist of one or more instruments so executed;";

                  ""COMMISSION" has the meaning attributed thereto in subsection 4.01(c);";

                  ""DIRECTOR OF BOWATER" means a director of Bowater at the time of enquiry and "DIRECTORS OF BOWATER" means the board of directors of Bowater or, whenever duly empowered, the executive committee (if any) of the board of directors of Bowater at the time of enquiry, and reference to action by the Directors of

                                                                              5.

                  Bowater means action by the Directors of Bowater as a board or action by the executive committee of the Directors of Bowater as a committee;";

                  ""DIRECTOR OF BOWATER CANADA" means a director of Bowater Canada at the time of enquiry and "DIRECTORS OF BOWATER CANADA" means the board of directors of Bowater Canada or, whenever duly empowered, the executive committee (if any) of the board of directors of Bowater Canada at the time of enquiry, and reference to action by the Directors of Bowater Canada means action by the Directors of Bowater Canada as a board or action by the executive committee of the Directors of Bowater Canada as a committee;";

                  ""EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of Bowater Canada having the rights, privileges, restrictions and conditions set forth in Schedule "A" attached hereto and incorporated herein by reference; provided that, in the event of a subdivision, redivision, reduction, combination or consolidation thereof, or successive such subdivisions, redivisions, reductions, combinations or consolidations, then subject to adjustments, if any, having been made in accordance with section 4.3, "EXCHANGEABLE SHARES" shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation;";

                  ""OFFICER'S CERTIFICATE OF BOWATER" means a certificate signed in the name of Bowater by the President or any Vice-President of Bowater, and may consist of one or more instruments so executed;";

                  ""OFFICER'S CERTIFICATE OF BOWATER CANADA" means a certificate signed in the name of Bowater Canada by the President or any Vice-President of Bowater Canada, and may consist of one or more instruments so executed;";

                  ""WRITTEN ORDER OF BOWATER", "WRITTEN REQUEST OF BOWATER" and "WRITTEN DIRECTION OF BOWATER" mean, respectively, an order, a request or a direction signed in the name of Bowater by the President or any Vice-President of Bowater, and may consist of one or more instruments so executed;";

                  ""WRITTEN ORDER OF BOWATER CANADA", "WRITTEN REQUEST OF BOWATER CANADA" and "WRITTEN DIRECTION OF BOWATER CANADA" mean, respectively, an order, a request or a direction signed in the name of Bowater Canada by the President or any Vice-President of Bowater Canada, and may consist of one or more instruments so executed;";

         (ii) deleting from section 1.1 thereof the definition "COMMON SHARE REORGANIZATION" and substituting therefor the following:

                  ""EXCHANGEABLE SHARE REORGANIZATION" has the meaning attributed thereto in subsection 4.3.2;";

         (iii) deleting from section 1.1 thereof the definition "COUNSEL" and substituting therefor the following:

                                                                              6.


                  ""COUNSEL" means a lawyer or a firm of lawyers retained by the Trustee or retained by the Corporation, Bowater Canada or Bowater, as the case may be, in each case acceptable to the Trustee;";

         (iv) deleting from section 1.1 thereof the definition "CURRENT MARKET PRICE" and substituting therefor the following:

                  ""CURRENT MARKET PRICE" at any date means the weighted average closing price per share for Common Shares or Exchangeable Shares, as the case may be, for the 20 consecutive trading days ending on the fifth trading day before such date on the Montreal Exchange and on The Toronto Stock Exchange;"; and

         (v) deleting from section 1.1 thereof the definition "DIVIDENDS PAID IN THE ORDINARY COURSE" and substituting therefor the following:

                  ""DIVIDENDS PAID IN THE ORDINARY COURSE" means dividends paid on the Exchangeable Shares in any financial year of Bowater Canada, whether in (1) cash, (2) shares of Bowater Canada or any of its Affiliates, (3) rights, options or warrants to purchase any shares, property or other assets of Bowater Canada, or (4) property or other assets of Bowater Canada, in each case to the extent that the amount or value of such dividends in the aggregate does not exceed the greater of:

                  (i) 150% of the aggregate amount or value of dividends paid by Bowater Canada on the Exchangeable Shares in its immediately preceding financial year; or

                  (ii) 100% of the consolidated net income (before extraordinary items but after dividends payable on all shares ranking prior to or on a parity with the Exchangeable Shares with respect to the payment of dividends) of Bowater Canada for its immediately preceding financial year, determined in accordance with Generally Accepted Accounting Principles;

                  and shall include any such dividends paid by way of a distribution of Exchangeable Shares (or securities convertible into or exchangeable for Exchangeable Shares) to the holders of Exchangeable Shares where said holders may elect to receive such dividends in the form of Exchangeable Shares (or securities convertible into or exchangeable for Exchangeable Shares) instead of by way of cash dividends, and for the purpose of the foregoing, where any dividend is paid, otherwise than in cash, any shares, any rights, options or warrants to purchase any shares, property or other assets or any property or other assets so distributed by way of dividend shall be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the Directors of Bowater Canada, which determination shall be conclusive;".


SECTION 2.02      FORM OF DEBENTURES

                  The Principal Indenture is hereby further amended by amending section 2.3 thereof, and the form of Debentures representing the Debentures, to conform to the changes contained in this Supplemental Indenture.

                                                                              7.


SECTION 2.03      OUTSTANDING DEBENTURES

                  Debentures heretofore issued and certified by the Trustee shall be deemed to be in the form set out in section 2.3 of the Principal Indenture as hereby amended. Each such Debenture shall, nevertheless, before or contemporaneously with any transfer thereof, be surrendered to the Trustee for exchange for a debenture in the form set out in section 2.3 of the Principal Indenture as hereby amended.

SECTION 2.04      ARTICLE 4 - CONVERSION

                  The Principal Indenture is hereby amended by deleting Article 4 thereof in its entirety and substituting therefor the following:


                                   "ARTICLE 4
                                   CONVERSION

                  4.1      CONVERSION PRIVILEGE

                           Subject to and upon compliance with the provisions of
                  this Article 4, the Holder of each Debenture shall have the right, at his option, at any time up to and including the close of business on the last Business Day immediately preceding the Maturity Date, or if such Debenture shall have been called for redemption prior to such date, then up to, but not after, the close of business on the last Business Day immediately preceding the date fixed for redemption (such time and date being referred to as the "TIME OF EXPIRY"), to convert such Debenture or any portion of the principal amount thereof which is $100 or an integral multiple of $100 into either, and for greater certainty not both:

                    4.1.1 fully paid and non-assessable Exchangeable Shares at the conversion price of $45.638 (the "CONVERSION PRICE") per Exchangeable Share, being a rate of 2.191 Exchangeable Shares for each $100 principal amount of Debentures; or

                    4.1.2 for each $100 principal amount of Debentures, $79.54 in lawful money of Canada together with 1.0955 fully paid and non-assessable Exchangeable Shares.

                  4.2      MANNER OF EXERCISE OF RIGHT TO CONVERT

                    4.2.1 The Holder of a Debenture wishing to convert such Debenture in whole or in part into Exchangeable Shares shall surrender such Debenture, prior to the Time of Expiry, to the Trustee, at its principal offices in any of the cities of Montreal, Toronto, Calgary, Vancouver or Halifax with the conversion form attached hereto as Schedule "B", in either case duly executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee, irrevocably exercising his right to convert such Debenture in accordance with the provisions of this

                                                                              8.


                           Article 4. Thereupon such Debentureholder or, subject to payment of all applicable stamp taxes, transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee or assignee shall be entitled, depending on conversion right exercised by such Debentureholder as set forth in section 4.1:

                           (i) to enter in the books of Bowater Canada as at the Date of Conversion (as hereinafter defined) (or such later date as is specified in subsection 4.2.2) as the holder of the number of Exchangeable Shares into which such Debenture is convertible in accordance with the provisions of subsections 4.1.1 or
                                    4.1.2 hereof, as applicable and, as soon as practicable thereafter, the Corporation shall deliver or cause to be delivered to such Debentureholder or, subject as aforesaid, his nominee or assignee, a certificate for such Exchangeable Shares and, if applicable, a cheque for any amount payable under section 4.5; and

                           (ii) if such Debentureholder has exercised his conversion right to receive cash and Exchangeable Shares as contemplated in subsection 4.1.2, to receive an amount payable in lawful money of Canada as contemplated under subsection 4.1.2, which amount shall be sent to such Debentureholder on the Business Day immediately following the Date of Conversion (or such later date as is specified in subsection 4.2.2).

                  4.2.2 For the purposes hereof, a Debenture shall be deemed to be surrendered for conversion on the date (the "DATE OF CONVERSION") on which it is so surrendered in accordance with the provisions hereof and, in the case of a Debenture so surrendered by mail or other means of delivery, on the date on which it is received by the Trustee at one of its offices specified in subsection 4.2.1, provided that if a Debenture is surrendered for conversion on a day on which any register of Exchangeable Shares is closed, the Person entitled to receive Exchangeable Shares shall become the holder of record of such Exchangeable Shares as at the date on which such register is next reopened and provided that if a Debenture is surrendered for conversion on any interest payment date or the day of selection by the Trustee of any Debentures for redemption, or in either case during the 10 preceding Business Days, such Debenture shall be deemed to be surrendered for conversion on the Business Day immediately following such interest payment date or date on which Debentures are selected for redemption.

                  4.2.3 Any part, being $100 or an integral multiple thereof, of a Debenture of a denomination in excess of $100 may be converted as provided herein and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts. The Holder of any Debenture of which part only is converted shall, upon the exercise of his right of conversion, surrender such Debenture to the Trustee, and the Trustee shall

                                                                              9.


                           cancel the same and shall, without charge, forthwith certify and deliver to the Holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

                  4.2.4 The Holder of a Debenture surrendered for conversion in accordance with this section 4.2 shall be entitled to receive accrued and unpaid interest in respect thereof only for the period up to the interest payment date, if any, that falls on the Date of Conversion or, if the Date of Conversion is not an interest payment date, for the period up to the interest payment date immediately preceding the Date of Conversion; and there shall be no payment or adjustment by the Corporation on account of any interest accrued or accruing on such Debenture from the date of the latest interest payment date to the Date of Conversion. The holders of Exchangeable Shares issued upon conversion shall be entitled to receive only dividends declared in favour of holders of record of Exchangeable Shares on and after the Date of Conversion or such later date as such Holder shall become the holder of record of such Exchangeable Shares pursuant to subsection 4.2.2, from which applicable date the Exchangeable Shares will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Exchangeable Shares.

                  4.3          ADJUSTMENT OF CONVERSION PRICE

                  4.3.1 The Conversion Price will be subject to adjustment from time to time in the events and in the manner provided as follows and as a consequence thereof, the conversion rights attached to the Debentures as set forth in section 4.1 will be similarly and proportionately adjusted.

                  4.3.2 if and whenever, at any time after the date hereof and prior to the Time of Expiry, Bowater Canada:

                           (i) issues Exchangeable Shares (or securities convertible into or exchangeable for Exchangeable Shares) to holders of Exchangeable Shares as a stock dividend or other distribution (other than Dividends Paid in the Ordinary Course);

                           (ii)     makes a distribution to holders of
                                    Exchangeable Shares on its outstanding
                                    Exchangeable Shares payable in Exchangeable
                                    Shares (or securities convertible into or exchangeable for Exchangeable Shares) (other than Dividends Paid in the Ordinary Course);

                           (iii) subdivides or changes its outstanding Exchangeable Shares into a greater number of Exchangeable Shares; or

                           (iv) consolidates or changes its outstanding Exchangeable Shares into a smaller number of Exchangeable Shares,

                                                                             10.


                           (any of such events in subsection (i), (ii), (iii) and (iv) hereinafter referred to as an "EXCHANGEABLE SHARE REORGANIZATION"), then the Conversion Price will be adjusted, effective immediately after the effective date or record date for the occurrence of an Exchangeable Share Reorganization, as the case may be, at which the holders of Exchangeable Shares are determined for the purpose of the Exchangeable Share Reorganization, by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the number of Exchangeable Shares outstanding on such effective date or record date before giving effect to such Exchangeable Share Reorganization and the denominator of which will be the number of Exchangeable Shares outstanding immediately after giving effect to such Exchangeable Share Reorganization (including, in the case where securities exchangeable for or convertible into Exchangeable Shares are distributed, the number of Exchangeable Shares that would have been outstanding had all such securities been exchanged for or converted into Exchangeable Shares on such effective date or record date);

                  4.3.3 if and whenever, at any time after the date hereof and prior to the Time of Expiry, Bowater Canada fixes a record date for the issue of rights, options or warrants to all or substantially all of the holders of Exchangeable Shares under which such holders are entitled, during a period expiring not more than 45 days after the date of such issue (the "RIGHTS PERIOD"), to subscribe for or purchase Exchangeable Shares (or securities convertible into or exchangeable for Exchangeable Shares) at a price per share to the holder (or at a conversion or exchange price per share during the Rights Period to the holder in the case of securities convertible into or exchangeable for Exchangeable Shares) of less than 95% of the Current Market Price for the Exchangeable Shares on such record date (any of such event hereinafter referred to as a "RIGHTS OFFERING"), then the Conversion Price will be adjusted, effective immediately after the end of the Rights Period, to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

                           (i) the numerator of which will be the aggregate of:

                                    (a)      the number of Exchangeable Shares
                                             outstanding as of the record date
                                             for the Rights Offering, and

                                    (b)      a number determined by dividing (1)
                                             either (A) the product of the
                                             number of Exchangeable Shares
                                             issued or subscribed for during the
                                             Rights Period upon the exercise of
                                             the rights, warrants or options
                                             under the Rights Offering and the
                                             price at which such Exchangeable
                                             Shares are offered, or, as the case
                                             may be, (B) the product of the
                                             exchange or conversion price of
                                             such securities exchangeable for or
                                             convertible into Exchangeable
                                             Shares and the number of
                                             Exchangeable

                                                                             11.


                                             Shares for or into which the
                                             securities so offered pursuant to
                                             the Rights Offering could have been
                                             exchanged or converted during the
                                             Rights Period, by (2) the Current
                                             Market Price for the Exchangeable
                                             Shares as of the record date for
                                             the Rights Offering, and

                           (ii) the denominator of which will be the number of Exchangeable Shares outstanding, or the number of Exchangeable Shares which would be outstanding if all the exchangeable or convertible securities were exchanged for or converted into Exchangeable Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Exchangeable Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

                           Any Debentureholder who has exercised the right to convert the Debentures held by such Holder into Exchangeable Shares in accordance with this Article 4 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering will, in addition to the Exchangeable Shares to which that holder would otherwise be entitled upon such conversion, be entitled to that number of additional Exchangeable Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to the end of such Rights Offering and the Conversion Price as adjusted for such Rights Offering pursuant to this subsection is multiplied by the number of Exchangeable Shares received upon the conversion of the Debentures held by such Holder during such period, and the resulting product is divided by the applicable Conversion Price as adjusted for such Rights Offering pursuant to this subsection; provided that the provisions of subsection 4.5 will be applicable to any fractional interest in an Exchangeable Share to which such Holder might otherwise be entitled under the foregoing provisions of this subsection. Such additional Exchangeable Shares will be deemed to have been issued to the Debentureholder immediately following the end of the Rights Period and a certificate for such additional Exchangeable Shares will be delivered to such Holder within 15 Business Days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based on the number of Exchangeable Shares (or the securities convertible into or exchangeable for Exchangeable Shares) actually delivered on the exercise of such rights, options or warrants;

                  4.3.4 if and whenever, at any time after the date hereof and prior to the Time of Expiry, Bowater Canada fixes a record date for the issue or the distribution to all or substantially all the holders of Exchangeable Shares or of (i) securities of Bowater Canada including rights, options or warrants

                                                                             12.


                           to acquire securities of Bowater Canada or any of its property or assets and including evidences of indebtedness or (ii) any property or other assets, including evidences of indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, an Exchangeable Share Reorganization or a Rights Offering (any of such non-excluded events hereinafter referred to as a "SPECIAL DISTRIBUTION"), the Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

                           (a)      the numerator of which will be:

                                    (1)      the product of the number of
                                             Exchangeable Shares outstanding on
                                             such record date and the Current
                                             Market Price thereof on such record
                                             date; less

                                    (2)      the aggregate fair market value, as
                                             determined by the Directors of
                                             Bowater Canada (whose determination
                                             will be conclusive), to the holders
                                             of Exchangeable Shares of such
                                             securities or property or other
                                             assets so issued or distributed in
                                             the Special Distribution; and

                           (b) the denominator of which will be the product of the number of Exchangeable Shares outstanding on such record date and the Current Market Price of the Exchangeable Shares on such record date.

                           To the extent that any Special Distribution is not so made, the Conversion Price will be immediately readjusted, with retroactive effect to the record date, to the Conversion Price which would then be in effect based upon such securities or property or other assets as actually distributed;

                  4.3.5 if and whenever at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the Exchangeable Shares at any time outstanding or a change or exchange of the Exchangeable Shares into or for other securities or any other capital reorganization (other than an Exchangeable Share Reorganization), or a consolidation, amalgamation or merger of Bowater Canada with or into any other company or other entity (other than a consolidation, amalgamation or merger that does not result in any reclassification of the outstanding Exchangeable Shares or a change or exchange of the Exchangeable Shares into or for other shares), or a transfer of the undertaking or assets of Bowater Canada as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Exchangeable Shares are entitled to receive shares, other securities or other property (any of such events hereinafter referred to as a "CAPITAL REORGANIZATION"), any Holder of Debentures who exercises the right to convert Debentures into Exchangeable Shares pursuant to Debentures then held after the effective date of such Capital

                                                                             13.


                           Reorganization will be entitled to receive, and will accept for the same aggregate consideration, in lieu of the number of Exchangeable Shares to which such Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Exchangeable Shares to which such holder was previously entitled upon conversion. The Corporation will take all steps necessary to ensure that, on a Capital Reorganization, the Holders of Debentures will receive the aggregate number of shares, other securities or other property to which they are entitled as a result of the Capital Reorganization. Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 4 with respect to the rights and interests thereafter of holders of Debentures, such that the provisions set forth in this Article 4 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture. Any such adjustment will be made by and set forth in an indenture supplemental hereto approved by action of the Directors of the Corporation and by the Trustee and entered into pursuant to the provisions of Article Thirteen and will for all purposes be conclusively deemed to be an appropriate adjustment;

                  4.3.6 if the purchase price provided for in any right, options or warrants (the "RIGHTS OFFERING PRICE") referred to in subsections 4.3.3 or 4.3.4 is decreased, the Conversion Price will forthwith be changed so as to decrease the Conversion Price to the Conversion Price that would have been obtained if the adjustment to the Conversion Price made under subsection 4.3.3 or 4.3.4, as the case may be, with respect to such rights, options or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Conversion Price under this subsection would be greater than the decrease, if any, in the Conversion Price to be made under the terms of this section by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price;

                  4.3.7 in any case in which this section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional Exchangeable Shares issuable upon such conversion by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to

                                                                             14.


                           receive such additional Exchangeable Shares upon the occurrence of such event and the right to receive any distributions made on such additional Exchangeable Shares declared in favour of holders of record of Exchangeable Shares on and after the Date of Conversion or such later date on which such Holder would, but for the provisions of this subsection 4.3.7, have become the holder of record of such additional Exchangeable Shares pursuant to subsection 4.2.2.

                  4.4 RULES REGARDING CALCULATION OF ADJUSTMENT OF CONVERSION PRICE

                               For the purposes of section 4.3:

                  4.4.1 The adjustments provided for in section 4.3 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this section.

                  4.4.2 No adjustment in the Conversion Price will be required unless such adjustment would result in a cumulative change of at least 1% in the prevailing Conversion Price; provided, however, that any adjustments that, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

                  4.4.3 No adjustment in the Conversion Price will be required upon the issuance from time to time of Exchangeable Shares under any bona fide executive compensation plan adopted by Bowater Canada from time to time.

                  4.4.4 No adjustment in the Conversion Price will be made in respect of any event described in section 4.3, other than the events referred to in subsections 4.3.2(iii) and (iv), if Debentureholders are entitled to participate in such event on the same terms, mutatis mutandis, as if they had converted their Debentures prior to or on the effective date or record date of such event. Any such participation will be subject to the prior consent (to the extent required) of each Canadian stock exchange on which the Exchangeable Shares are listed, or were listed, or were listed in the year prior to the occurrence of the event described in this section.

                  4.4.5 If at any time a dispute arises with respect to adjustments provided for in section 4.3, such dispute will be conclusively determined by the auditors of the Corporation, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Directors of the Corporation and any such determination will be binding upon the Corporation, the Trustee and the Debentureholders; such auditors or accountants will be given access by the Corporation to all necessary records of Bowater Canada. If any such determination is made, the

                                                                             15.


                           Corporation will deliver a Certificate of the Corporation to the Trustee describing such determination.

                  4.4.6 If Bowater Canada sets a record date to determine the holders of Exchangeable Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Conversion Price shall be made.

                  4.4.7 In the absence of a resolution of the Directors of Bowater Canada fixing a record date for a Special Distribution or Rights Offering, Bowater Canada will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

                  4.5          NO REQUIREMENT TO ISSUE FRACTIONAL SHARES

                               The Corporation shall not be required to issue or
                  cause to be issued fractional Exchangeable Shares upon the conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of whole Exchangeable Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures to be converted. If any fractional interest in an Exchangeable Share would, except for the provisions of this section, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to the Holder of such surrendered Debentures an amount in lawful money of Canada equal to the identical fraction of the Current Market Price of the Exchangeable Shares on the Business Day preceding the Date of Conversion.

                  4.6          RESERVATION OF EXCHANGEABLE SHARES

                               The Corporation shall ensure to reserve and keep
                  available out of Bowater Canada's authorized Exchangeable Shares (if the number thereof is or becomes limited) solely for the purpose of issue upon conversion of Debentures as provided herein, and conditionally cause the issue to Holders of Debentures who may exercise their conversion rights hereunder, such number of Exchangeable Shares as shall then be issuable upon the conversion of such outstanding Debentures and the Corporation shall ensure that all such Exchangeable Shares shall be listed on the Montreal Exchange and The Toronto Stock Exchange for trading upon their issuance. All Exchangeable Shares that shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

                                                                             16.


                  4.7          QUALIFICATION OF EXCHANGEABLE SHARES

                               If at any time any registration or filing
                  pursuant to any securities laws applicable in Canada is required to ensure that any Exchangeable Shares issuable upon the conversion of the Debentures are issued in compliance with all such laws or to ensure that any such Exchangeable Shares, once issued, are not subject to any restriction as to the resale thereof (other than any restriction as to the resale thereof imposed by any securities laws applicable in Canada by reason of a Person or a combination of Persons holding sufficient Exchangeable Shares to affect materially the control, or to be deemed to affect materially the control, of Bowater Canada), the Corporation covenants that it will take all such action as may be necessary to make or obtain such registration or filing, as the case may be.

                  4.8          TAXES AND CHARGES ON CONVERSION

                               The Corporation will from time to time promptly
                  pay or make provision satisfactory to the Trustee for the payment of all taxes and charges that may be imposed by any laws applicable in Canada or the United States (except income tax or security transfer tax, if any) that shall be payable with respect to the payment, issuance or delivery of monies and/or Exchangeable Shares to the Holders of Debentures upon the exercise of their right of conversion pursuant to the terms of the Debentures and of this Indenture.

                  4.9          CANCELLATION OF CONVERTED DEBENTURES

                               All Debentures converted in whole or in part
                  shall be forthwith delivered to and cancelled by the Trustee and, subject to subsection 4.2.3, no Debentures shall be issued in substitution therefor. For greater certainty, the amount payable in lawful money of Canada and/or the number of Exchangeable Shares issued upon the conversion of such Debentures pursuant to section 4.2 shall fully satisfy and discharge the obligations of the Corporation to pay the principal amount of such Debentures as at the Date of Conversion thereof.

                  4.10         CERTIFICATE AS TO ADJUSTMENT

                               The Corporation shall from time to time, promptly
                  after the occurrence of any event that requires an adjustment or readjustment as provided in section 4.3, deliver a Certificate of the Corporation to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such Certificate of the Corporation and the amount of the adjustment specified therein shall, subject to the provisions of subsections 4.3.4 and 4.3.7, be conclusive and binding on all interested parties. Except in respect of any subdivision, revision, reduction, combination or consolidation of the Exchangeable Shares, the Corporation shall forthwith give notice to the Debentureholders specifying the event requiring such adjustment or readjustment and the amount thereof, including the resulting Conversion Price; provided that if the Corporation has

                                                                             17.


                  advised the Debentureholders of all the relevant facts in respect of such event, no such notice need be given under this section 4.10.

                  4.11         NOTICE OF SPECIAL MATTERS

                               The Corporation covenants that, so long as any
                  Debentures remain outstanding, it will give notice to the Trustee and to the Debentureholders of Bowater Canada's intention to fix a record date for any event referred to in subsection 4.3.2, 4.3.3 or 4.3.4 (other than the subdivision, redivision, reduction, combination or consolidation of Exchangeable Shares) or a cash dividend (other than a Dividend Paid in the Ordinary Course) that may give rise to an adjustment in the Conversion Price, and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days prior to the applicable record date.

                  4.12         NOTICE OF EXPIRY OF CONVERSION RIGHT

                               The Corporation covenants that, so long as any
                  Debentures remain outstanding, it will give notice to the Trustee and the Debentureholders in the manner provided in
                  Article 11, not less than 21 days prior to the Time of Expiry, of the expiry of the right of the Holders of the Debentures to convert their Debentures.

                  4.13         REVIVAL OF RIGHT TO CONVERT

                               If the Corporation shall fail to redeem any
                  Debenture that has been called for redemption upon due surrender of such Debenture, any right to convert such Debenture as provided in this Article 4 shall revive and continue as if such Debenture had not been called for redemption.

                  4.14         PROTECTION OF TRUSTEE

                               Subject to section 12.3, the Trustee shall not at
                  any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist that may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same; and shall not be accountable with respect to the validity or value (or the kind or amount) of any Exchangeable Shares or of any shares or other securities or other property that may at any time be issued or delivered upon the conversion of any Debenture; and shall not be responsible for any failure of the Corporation to make any cash payment, or any failure of the Corporation to issue, transfer or deliver Exchangeable Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 4.".

                                                                             18.


SECTION 2.05      EVENTS OF DEFAULT

                  The Principal Indenture is hereby further amended by:

                  (i)      deleting the period found at the end of subsection
                           7.1.6 thereof and substituting therefor a semi-colon and word "; or"; and

                  (ii) adding to section 7.1 thereof the following as subsections 7.1.7 to 7.1.14, inclusive, of the said section 7.1:

                  "7.1.7 if a decree or order of a court having jurisdiction in the premises is entered adjudging Bowater Canada a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws applicable in Canada or the United States, or issuing sequestration or process of execution against, or against any substantial part of, the property of Bowater Canada, or appointing a receiver of Bowater Canada or any substantial part of its property, or ordering the winding-up or liquidation of its affairs unless Bowater Canada actively and diligently contests in good faith such decree or order and has such decree or order stayed on or before 30 days after the issue of such decree or order by a court; or

                  7.1.8 if an order is made or a resolution is passed for the winding-up or liquidation of Bowater Canada except in the course of carrying out or pursuant to a transaction in respect of which the conditions of section 9.1 are duly observed and performed or if Bowater Canada institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws applicable in Canada or the United States, or consents to the filing of any such petition or to the appointment of a receiver of Bowater Canada or any substantial part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes; or

                  7.1.9 if Bowater Canada makes default in observing or performing any other covenant or condition of this Indenture on its part to be observed or performed and if such default continues for a period of 60 days after notice in writing has been given to Bowater Canada by the Trustee specifying such default and requiring Bowater Canada to rectify the same, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period and, in such event, for the period agreed to by the Trustee; or

                                                                             19.


                  7.1.10 if an encumbrancer takes possession of all or substantially all of the property of Bowater Canada, or if any process of execution is levied or enforced upon or against all or substantially all of the property of Bowater Canada and remains unsatisfied for a period of 60 days or such longer period as would permit any such property to be sold thereunder, unless Bowater Canada actively and diligently contests in good faith such process, but in that event Bowater Canada shall, if the Trustee so requires, give security that, in the discretion of the Trustee, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid; or

                  7.1.11 if a decree or order of a court having jurisdiction in the premises is entered adjudging Bowater a bankrupt or insolvent under Title 11 of the United States Code or any other bankruptcy, insolvency or analogous laws applicable in Canada or the United States, or issuing sequestration or process of execution against, or against any substantial part of, the property of Bowater, or appointing a receiver of Bowater or any substantial part of its property, or ordering the winding-up or liquidation of its affairs unless Bowater actively and diligently contests in good faith such decree or order and has such decree or order stayed on or before 30 days after the issue of such decree or order by a court; or

                  7.1.12 if an order is made or a resolution is passed for the winding-up or liquidation of Bowater except in the course of carrying out or pursuant to a transaction in respect of which the conditions of section 9.1 are duly observed and performed or if Bowater institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under Title 11 of the United States Code or any other bankruptcy, insolvency or analogous laws applicable in Canada or the United States, or consents to the filing of any such petition or to the appointment of a receiver of Bowater or any substantial part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any of the aforesaid purposes; or

                  7.1.13 if Bowater makes default in observing or performing any other covenant or condition of this Indenture on its part to be observed or performed and if such default continues for a period of 60 days after notice in writing has been given to Bowater by the Trustee specifying such default and requiring Bowater to rectify the same, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period and, in such event, for the period agreed to by the Trustee; or

                                                                             20.


                  7.1.14 if an encumbrancer takes possession of all or substantially all of the property of Bowater, or if any process of execution is levied or enforced upon or against all or substantially all of the property of Bowater and remains unsatisfied for a period of 60 days or such longer period as would permit any such property to be sold thereunder, unless Bowater actively and diligently contests in good faith such process, but in that event Bowater shall, if the Trustee so requires, give security that, in the discretion of the Trustee, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid.".


SECTION 2.06      NOTICE OF EVENTS OF DEFAULT

                  The Principal Indenture is hereby further amended by adding in section 7.2 thereof after the words "the Corporation" found on the sixth line of the first paragraph of the said section 7.2 the punctuation and the words ", Bowater Canada and Bowater".


SECTION 2.07      ACCELERATION ON DEFAULT

                  The Principal Indenture is hereby further amended by deleting the last sentence of section 7.3 thereof in its entirety and substituting therefor the following:

                  "Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and of the obligations of Bowater Canada and Bowater hereunder, and any moneys so received by the Trustee shall be applied as provided in section 7.7.".


SECTION 2.08      IMMUNITY OF SHAREHOLDERS, DIRECTORS AND OTHERS

                  The Principal Indenture is hereby further amended by:

                  (i) adding to the first paragraph of section 7.12 thereof after the words "Successor Corporation" found on the fourth line of the said section 7.12 the word "thereof"; and

                  (ii) adding to section 7.12 thereof the following as the second paragraph of the said section 7.12:

                           "    The Debentureholders and the Trustee waive and
                           release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of (i) Bowater Canada or of any Successor Corporation thereof arising from any covenant, agreement, representations or warranty by Bowater Canada contained herein; and (ii) Bowater or of any Successor Corporation thereof arising from any covenant, agreement, representations or warranty by Bowater contained herein.".

                                                                             21.


SECTION 2.09      DISCHARGE

                  The Principal Indenture is hereby further amended by deleting from section 8.4 thereof the words "execute and deliver to the Corporation such deeds or other instruments as may be necessary to evidence the satisfaction and discharge of this Indenture and to release the Corporation from its covenants contained herein except those relating to the indemnification of the Trustee." beginning on the twelfth line of the said section 8.4 and substituting therefor the words "execute and deliver to the Corporation, Bowater Canada and Bowater such deeds or other instruments as may be necessary to evidence the satisfaction and discharge of this Indenture and to release each of the Corporation, Bowater Canada and Bowater from its covenants contained herein except those relating to the indemnification of the Trustee.".

SECTION 2.10      ARTICLE 9 - SUCCESSOR CORPORATION

                  The Principal Indenture is hereby amended by deleting Article 9 thereof in its entirety and substituting therefor the following:

                                   "ARTICLE 9
                              SUCCESSOR CORPORATION

                  9.1      CERTAIN REQUIREMENTS IN RESPECT OF MERGER, ETC.

                           Neither the Corporation, Bowater Canada nor Bowater
                  shall enter into any transaction whether by way of amalgamation (except in respect of the Corporation or Bowater Canada, a short-form amalgamation with one or more of its wholly-owned subsidiaries pursuant to the Canada Business Corporations Act, and except in respect of Bowater, a short-form amalgamation with one or more of its subsidiaries (the common stock of which is wholly-owned) pursuant to applicable federal or state laws in the United States), merger, arrangement, reconstruction, reorganization, consolidation, transfer, sale, lease or otherwise whereby all or substantially all of its undertaking property and assets would become the property of any other Person or of any continuing corporation resulting therefrom, unless, but may do so if:

                  9.1.1 such other Person or continuing corporation is a corporation (the "Successor Corporation") in respect of the Corporation or Bowater Canada, as the case may be, incorporated under the laws of Canada or any province thereof, or in respect of Bowater under the laws of the United States or any state thereof.

                  9.1.2 the Successor Corporation shall perform such acts and execute prior to or contemporaneously with the completion of such transaction such indenture supplemental hereto and other instruments (if any) as in the opinion of Counsel are necessary or advisable to evidence the assumption by the Successor Corporation, if such Successor Corporation is a successor to the Corporation, of the liability for the due and punctual payment of all the Debentures and the interest thereon and all other moneys

                                                                             22.


                           payable hereunder and the covenant of such Successor Corporation to pay the same, or if the Successor Corporation is a successor corporation to Bowater Canada or Bowater, of the guarantee obligations of Bowater Canada or Bowater, as the case may be, set out herein, and the agreement by the Successor Corporation to observe and perform all the covenants and obligations of the Corporation, Bowater Canada or Bowater, as the case may be, under this Indenture;

                  9.1.3 the Debentures will be valid and binding obligations of the Successor Corporation in respect of the Corporation entitling the Holders as against such Successor Corporation to all of the rights they have under this Indenture; and

                  9.1.4 no condition or event shall exist in respect of the Corporation, Bowater Canada or Bowater, as the case may be, or the Successor Corporation either at the time of such transaction or immediately thereafter after giving full effect thereto that constitutes or would after the giving of notice or the lapse of time or both constitute an Event of Default hereunder.

                  9.2      VESTING OF POWERS IN SUCCESSOR

                           Whenever the conditions of section 9.1 have been duly
                  observed and performed the Trustee shall execute and deliver the supplemental indenture provided for in Article Thirteen and thereupon:

                  9.2.1 the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation, Bowater Canada or Bowater, as the case may be, under this Indenture in the name of such Person or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Corporation, Bowater Canada or Bowater, as the case may be, may be done and performed with like force and effect by the like directors or officers of such Successor Corporation; and

                  9.2.2 the Corporation, Bowater Canada or Bowater, as the case may be, shall be released and discharged from liability under this Indenture and the Trustee may execute any documents that it may be advised are necessary or advisable for effecting or evidencing such release and discharge.".

SECTION 2.11      POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

                  The Principal Indenture is hereby further amended:

                  (i) by deleting subsection 10.11.1 thereof in its entirety and substituting therefor the following:

                                                                             23.


                  "10.11.1 power to approve any change whatsoever in any of the provisions of this Indenture or the Debentures and any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders and/or the Trustee against the Corporation, Bowater Canada or Bowater, as the case may be, or against its respective undertaking, property and assets or any part thereof, whether such rights arise under this Indenture or the Debentures or otherwise;";

                  (ii) by deleting subsection 10.11.2 thereof in its entirety and substituting therefor the following:

                  "10.11.2 power to approve any scheme for the reconstruction or reorganization of the Corporation, Bowater Canada or Bowater or for the consolidation, amalgamation or merger of the Corporation, Bowater Canada or Bowater with any other corporation or for the selling or leasing of the undertaking, property and assets of the Corporation, Bowater Canada or Bowater or any part thereof, provided that no such approval shall be necessary in respect of any such transaction if the provisions of Article 9 shall have been complied with;";

                  (iii) by deleting subsection 10.11.8 thereof in its entirety and substituting therefor the following:

                  "10.11.8 power to agree to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation, Bowater Canada or Bowater;"; and

                  (iv) by deleting subsection 10.11.10 thereof in its entirety and substituting therefor the following:

                  "10.11.10 power to approve the exchange of the Debentures for or the conversion thereof into cash, shares, bonds, debentures or other securities or obligations of the Corporation, Bowater Canada or Bowater, or of any company formed or to be formed;".


SECTION 2.12      NOTICE TO THE CORPORATION AND BOWATER CANADA

                  The Principal Indenture is hereby further amended by deleting section 11.1 thereof in its entirety and substituting therefor the following:

                  "Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered personally to, or, subject to section 11.4, if given by registered mail, postage prepaid, addressed to, the Corporation c/o 55 East Camperdown Way, Greenville, SC 29601, Attention: The Office of the Secretary and shall be deemed to have been given on the date of delivery or on the fifth Business Day after such letter has been mailed, as the case may be. The

                                                                             24.


                  Corporation may from time to time notify the Trustee of a change of address which thereafter, until changed by further notice, shall be the address of the Corporation for all purposes of this Indenture.

                  Any notice to Bowater Canada under the provisions of this Indenture shall be valid and effective if delivered personally to, or, subject to section 11.4, if given by registered mail, postage prepaid, addressed to, Bowater Canada c/o 55 East Camperdown Way, Greenville, SC 29601, Attention: The Office of the Secretary and shall be deemed to have been given on the date of delivery or on the fifth Business Day after such letter has been mailed, as the case may be. Bowater Canada may from time to time notify the Trustee of a change of address which thereafter, until changed by further notice, shall be the address of Bowater Canada for all purposes of this Indenture.

                  Any notice to Bowater under the provisions of this Indenture shall be valid and effective if delivered personally to, or, subject to section 11.4, if given by registered mail, postage prepaid, addressed to, Bowater c/o 55 East Camperdown Way, Greenville, SC 29601, Attention: The Office of the Secretary and shall be deemed to have been given on the date of delivery or on the fifth Business Day after such letter has been mailed, as the case may be. Bowater may from time to time notify the Trustee of a change of address which thereafter, until changed by further notice, shall be the address of Bowater for all purposes of this Indenture.".


SECTION 2.13      NOTICE TO THE TRUSTEE

                  The Principal Indenture is hereby further amended by deleting the last sentence of section 11.3 thereof and substituting therefor the following:

                  "The Trustee may from time to time notify the Corporation, Bowater Canada and Bowater of a change in address which thereafter, until changed by further notice, shall be the address of the Trustee for all purposes of this Indenture.".


SECTION 2.14      MAIL SERVICE INTERRUPTION

                  The Principal Indenture is hereby further amended by deleting the second paragraph of section 11.4 thereof in its entirety and substituting therefor the following:

                  "If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Trustee or to the Corporation, Bowater Canada or Bowater would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally in accordance with sections 11.1 or 11.3, as the case may be.".

                                                                             25.


SECTION 2.15      NO CONFLICT OF INTEREST

                  The Principal Indenture is hereby further amended by deleting section 12.2 thereof in its entirety and substituting therefor the following:

                  "12.2    NO CONFLICT OF INTEREST

                           The Trustee represents to each of the Corporation,
                  Bowater Canada and Bowater that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder. The parties hereto acknowledge that the Trustee serves as trustee under that certain voting and exchange trust agreement dated as of July 24, 1998, among the Trustee, Bowater, Bowater Canada and Bowater Canadian Holdings Incorporated, and that the Trustee also serves as Bowater Canada's registrar, transfer and paying agent and the parties hereto agree that the Trustee serving in the capacities as aforesaid does not constitute a conflict of interest in the role of the Trustee as a fiduciary hereunder. If at any time a material conflict of interest exists in the Trustee's role as a fiduciary hereunder the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate the same or else resign as Trustee hereunder by giving notice in writing to each of the Corporation, Bowater Canada and Bowater at least 21 days prior to such resignation and shall thereupon be discharged from all further duties and liabilities hereunder.".


SECTION 2.16      EVIDENCE, EXPERTS AND ADVISERS

                  The Principal Indenture is hereby further amended by deleting subsection 12.4.1 thereof in its entirety and substituting therefor the following:

                  "12.4.1 In addition to the reports, certificates, opinions, statutory declarations and other evidence required by this Indenture, each of the Corporation, Bowater Canada and Bowater shall furnish to the Trustee such additional evidence of compliance of such party with any provisions hereof, and in such form, as may be prescribed by Indenture Legislation or as the Trustee may reasonably require by written notice to the Corporation, Bowater Canada or Bowater, as the case may be.".


SECTION 2.17      TRUSTEE MAY DEAL IN DEBENTURES

                  The Principal Indenture is hereby further amended by deleting section 12.5 thereof in its entirety and substituting therefor the following:

                  "12.5    TRUSTEE MAY DEAL IN DEBENTURES

                           Subject to section 12.3 and to any applicable law,
                  the Trustee may buy, sell, lend upon and deal in the Debentures or other securities of the Corporation, Bowater Canada or Bowater, either with the Corporation, Bowater Canada or Bowater or otherwise, and generally contract and enter into financial

                                                                             26.


                  transactions with the Corporation, Bowater Canada or Bowater or otherwise, without being liable to account for any profits made thereby.".

SECTION 2.18      PROTECTION OF TRUSTEE

                  The Principal Indenture is hereby further amended by:

                  (i) deleting subsection 12.7.1 thereof in its entirety and substituting therefor the following:

                           "12.7.1 the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representation contained in section 12.2 and in the certificate of the Trustee on the Debentures) or required to verify the same but all such statements or recitals are and shall be deemed to be made by the Corporation, Bowater Canada or Bowater, as the case may be;"; and

                  (ii) deleting subsection 12.7.4 thereof in its entirety and substituting therefor the following:

                           "12.7.4 the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation, Bowater Canada or Bowater of any of the covenants herein contained or of any acts of the agents of the Corporation, Bowater Canada or Bowater.".


SECTION 2.19      INVESTMENT OF TRUST MONEYS

                  The Principal Indenture is hereby further amended by deleting the last sentence of the first paragraph of section 12.8 thereof in its entirety and substituting therefor the following:

                  "The Trustee shall allow interest at the current rate for similar deposits on moneys remaining on deposit with it and, provided that the Corporation, Bowater Canada and Bowater are not in default hereunder, shall credit the Corporation with interest received on moneys deposited with other depositaries and on all moneys invested as provided in this section 12.8.".


SECTION 2.20      ACTION BY THE TRUSTEE TO PROTECT INTERESTS

                  The Principal Indenture is hereby further amended by deleting the first paragraph of section 12.9 thereof in its entirety and substituting therefor the following:

                  "The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as power of attorney or attorney-in-fact for the Holders, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable

                                                                             27.


                  in order to have the claim of the Trustee and of the Holders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation, Bowater Canada or Bowater or its respective creditors or relative to or affecting its respective property. The Trustee is hereby irrevocably appointed (and the successive respective Holders by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful agent, power of attorney or attorney-in-fact of the respective Holders with authority to make and file in the respective names of the Holders or on behalf of the Holders as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves, any proof of debt, amendment of proof of debt, claim, petition or other documents in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the Holders against the Corporation, Bowater Canada or Bowater or its respective property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.".

SECTION 2.21      FONDE DE POUVOIR

                  The Principal Indenture is hereby further amended by adding in section 12.12 thereof after the words and punctuation "the Corporation," found on the third line of the second paragraph of the said section 12.12 the words and punctuation "Bowater Canada, Bowater".


SECTION 2.22      SUPPLEMENTAL INDENTURES

                  The Principal Indenture is hereby amended by:

                  (i) deleting the phase "a resolution of the directors, the Corporation" found on the first and second line of section 13.1 thereof and substituting therefor the words and punctuation "all necessary corporate action, the Corporation, Bowater Canada and Bowater"; and

                  (ii) deleting subsection 13.1.1 thereof in its entirety and substituting therefor the following:

                           "13.1.1 adding to the provisions hereof such additional covenants of the Corporation, Bowater Canada or Bowater, enforcement provisions and other provisions for the protection of the Holders of the Debentures and/or providing for events of default in addition to those herein specified;"; and

                                                                             28.


                  (iii) deleting subsection 13.1.3 thereof in its entirety and substituting therefor the following:

                           "13.1.3 evidencing the succession or successive successions of other companies to the Corporation, Bowater Canada or Bowater, as the case may be, and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;".


                                  ARTICLE THREE

                                  CONFIRMATION

SECTION 3.01      GENERAL CONFIRMATION

                  The amendments provided for in this Supplemental Indenture shall not prejudice any act or thing done prior to the date of this Supplemental Indenture.


                                  ARTICLE FOUR

                           COVENANTS OF BOWATER CANADA

SECTION 4.01      COVENANTS OF BOWATER CANADA

                  In consideration of the execution of this Supplemental Indenture by the Trustee and the acknowledgments, consents, agreements and covenants contained herein, Bowater Canada covenants with the Trustee for the benefit of the Trustee and the Debentureholders as follows:

         (a) except as otherwise expressly provided in the Indenture, Bowater Canada will at all times maintain its corporate existence and, promptly following the written request of the Trustee, it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require and such books of account shall at all reasonable times be open for inspection by the Trustee or such agent or attorney for the sole purpose of determining whether Bowater Canada is in compliance hereunder;

         (b) Bowater Canada will duly and punctually perform and carry out all of the acts or things to be done by it as provided in the Indenture; and

         (c) Bowater Canada will file with the Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the United States Securities and Exchange Commission (the "Commission") may from time to time by rules and regulations prescribe) which Bowater Canada is required to file with the Commission pursuant to Section 13 or

                                                                             29.


                  Section 15(d) of the Securities Exchange Act of 1934; or, if Bowater Canada is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.


                                  ARTICLE FIVE

                              COVENANTS OF BOWATER

SECTION 5.01      COVENANTS OF BOWATER

                  In consideration of the execution of this Supplemental Indenture by the Trustee and the acknowledgments, consents, agreements and covenants contained herein, Bowater covenants with the Trustee for the benefit of the Trustee and the Debentureholders as follows:

         (a) except as otherwise expressly provided in the Indenture, Bowater will at all times maintain its corporate existence and, promptly following the written request of the Trustee, it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require and such books of account shall at all reasonable times be open for inspection by the Trustee or such agent or attorney for the sole purpose of determining whether Bowater is in compliance hereunder;

         (b) Bowater will duly and punctually perform and carry out all of the acts or things to be done by it as provided in the Indenture; and

         (c) Bowater will file with the Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Bowater is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if Bowater is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.

                                                                             30.


                                   ARTICLE SIX

                           GUARANTEE OF BOWATER CANADA

SECTION 6.01      GUARANTEE FOR BENEFIT OF ALL DEBENTURE HOLDERS

                  The provisions of the guarantee set forth herein are for the benefit of, and the Trustee declares that its holds all rights hereby conferred in trust for the equal and rateable benefit of, all present and future Holders of Debentures from time to time issued under the Indenture and entitled to the benefits hereof.


SECTION 6.02      GUARANTEE OF PRINCIPAL AND INTEREST

                  Subject to and in accordance with the provisions of the Indenture, Bowater Canada irrevocably and unconditionally guarantees to, and covenants and agrees with, the Trustee that the Corporation will pay all principal and interest (including interest on amounts in default) due or falling due in respect of the Debentures, and every part thereof, as and when the same shall from time to time become due and payable in accordance with the terms of the Indenture and the Debentures issued thereunder, and will perform and satisfy all other liabilities and obligations arising pursuant to or under the Indenture.

                  Without limiting the generality of the foregoing, if the Corporation shall make default in payment of the principal of and/or interest (including interest on amounts in default) on the Debentures or any part thereof when due, Bowater Canada shall immediately after demand by the Trustee pay to the Trustee for the equal and rateable benefit of each and every Holder of a Debenture in respect of which there shall be default the amount of such principal and interest (including interest on amounts in default) remaining unpaid.

                  Acceleration of maturity of the Debentures shall accelerate the liability of Bowater Canada hereunder.

                  The guarantee by Bowater Canada hereunder is a guarantee of payment, performance and compliance and not of collection and is in no way conditional or contingent upon any attempt to collect from or enforce performance or compliance by the Corporation. In the event of a default in payment of principal of or interest on any Debenture, or performance and satisfaction of any other liabilities or obligations arising pursuant to or under the Indenture, the Trustee or any Debentureholder may institute legal proceedings directly against Bowater Canada to enforce the guarantee by Bowater Canada hereunder without proceeding against the Corporation.


SECTION 6.03      BOWATER CANADA'S LIABILITY ON DISCHARGE OF THE CORPORATION

                  In the event that the Trustee, pursuant to Sections 7.1 and
7.3 of the Indenture, shall have declared the principal of and interest on the Debentures then outstanding and any other moneys payable under the Indenture as provided in the Indenture to be due and payable and that no part of or a portion only of the said principal and interest shall have been paid by or on behalf of the Corporation and by operation of law the Corporation shall have been discharged from all further liability under or in respect of the Debentures, or in the event that, pursuant to any compromise or arrangement, whether voluntary or involuntary, between the Corporation and

                                                                             31.


its creditors or any of them the Debentures are cancelled or the terms thereof are modified or in any other way the Corporation is released from its obligation under and with respect to the Debentures or any part thereof, then for all purposes hereof the Debentures shall nevertheless be deemed to be still in existence and outstanding and Bowater Canada shall on the date of such discharge, cancellation, modification or release be primarily liable to make payment of interest (including interest on amounts in default) and principal on the Debentures under the Indenture and to perform and satisfy all other liabilities and obligations of the Corporation arising pursuant to or under the Indenture in the same manner as though Bowater Canada were a party to the Indenture in place of the Corporation and with primary liability hereunder but only to the extent that, with respect to monetary obligations, there are insufficient funds in the hands of the Trustee at such time to make such payment.

                  For the purposes of, and without limiting the generality of, the foregoing, Bowater Canada shall pay as aforesaid to the Trustee for the equal and rateable benefit of each and every Holder of a Debenture the amounts required to be paid on the dates provided for such payments under the provisions of the Indenture as aforesaid on account of interest (including interest on amounts in default) and principal on the Debentures, as the case may be, payable by the Corporation.

                  Bowater Canada shall at the time when it becomes primarily liable execute an agreement with the Trustee evidencing the primary liability to be assumed by Bowater Canada as aforesaid and providing for the issue to the Holders of Debentures of instruments in evidence thereof, provided that, with the concurrence of the Trustee, Bowater Canada may at its option create, execute and deliver to the Trustee bonds, debentures, promissory notes or other evidences of the indebtedness, liabilities or obligations of Bowater Canada hereunder including without limitation bonds, debentures, promissory notes or other evidence of the indebtedness of Bowater under the Indenture in principal amounts having the same maturity, bearing interest at the same rate as the Debentures and payable to the holders of the Debentures in the same principal amounts as the principal amounts of the Debentures held by each such Holder, and which in each case shall be deemed to be in supplementation of, and not in substitution for, the obligations of Bowater Canada under the Indenture.

                  It shall be a condition of the issue to the Holder of any Debentures of any bonds, debentures, promissory notes or evidences of indebtedness or liability of Bowater Canada hereinbefore referred to in this Section that such Holder of a Debenture shall have assigned to Bowater Canada all Debentures so held, if such Debentures have not been theretofore cancelled, and all securities and other property, rights and benefits that such Holder may have received from the Corporation or otherwise in consideration for or by reason of the cancellation or modification of any Debenture held by such Holder or the release of the Corporation from liability thereon, provided that the failure of the Holder of any Debenture to assign such bond, securities, property, rights or benefits shall not affect or limit the primary liability of Bowater Canada to such Holder.


SECTION 6.04      LIABILITY OF BOWATER CANADA

                  Bowater Canada agrees with the Trustee that, as among Bowater Canada, the Holders of Debentures and the Trustee, Bowater Canada shall not be released or exonerated by time being given, or any other forbearance whatsoever whether as to time of performance or

                                                                             32.


otherwise, including, without limitation, the acceptance of any partial payment or performance, or by any failure or delay in giving any notice required under the Indenture, or by any variation in or departure from the provisions of the Indenture, or by any modification, extension, renewal, replacement, amendment, supplement, continuation or alteration of the Debentures or of the Indenture, or by anything done, suffered or permitted by the Trustee or the Holders of Debentures under the provisions of the Indenture as it may be supplemented and/or amended from time to time, or by any release of the Corporation resulting from any reconstruction, consolidation, amalgamation, merger, sale, transfer, lease, conveyance or other transaction under the provisions of Article Nine of the Indenture or otherwise, or by reason of any arrangement entered into between the Trustee or the Holders of Debentures and the Corporation whereby but for the provisions of this section Bowater Canada would or might be released or exonerated in law or in equity, or by any default by the Corporation under, or any invalidity or unenforceability of, or by any limitation on the liability of the Corporation, or on the method or terms of payment under, or any irregularity or other defect in, the Debentures or the Indenture, or by any assignment or other transfer of the Debentures or any interest therein or in the Indenture, whether before or after any default under the Debentures or the Indenture, or by any defence, set-off or counterclaim that the Corporation or Bowater Canada may have or assert or any other circumstance, whether or not Bowater Canada shall have notice or knowledge of any of the foregoing; and, for greater certainty, that the Holders of Debentures and the Trustee shall not be bound either to seek or exhaust its recourse against the Corporation or against any other Person or against the property of the Corporation or of any other Person before being entitled to payment from Bowater Canada.


SECTION 6.05      CONTINUING OBLIGATIONS

                  The obligations of Bowater Canada hereunder shall be continuing obligations and a fresh cause of action shall be deemed to arise in respect of each default. Bowater Canada agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgements under its corporate seal of its continuing liability hereunder in such form as Counsel may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations or law of prescription now or hereafter in force in the Province of Ontario or elsewhere in Canada or the United States.


SECTION 6.06      SUBROGATION

                  Any payment by or recovery from Bowater Canada of any moneys payable by the Corporation under the Indenture shall not be taken to relieve the Corporation from liability for such payment, but such liability of the Corporation shall continue unimpaired as a liability enforceable by or on behalf of Bowater Canada in respect thereof, and Bowater Canada shall be subrogated pro tanto as against the Corporation to the rights, privileges and powers to which the Trustee was entitled prior to such payment by or on behalf of Bowater Canada provided nevertheless that such rights of Bowater Canada shall rank subsequent to and not pari passu with the rights of or enforceable by the Trustee on behalf of the Holders of Debentures and Bowater Canada shall not, unless and until the whole of the principal moneys of the Debentures and the interest thereon and all other moneys owing under the provisions of the Indenture shall have been paid, be entitled to any rights or remedies in subrogation to the rights, privileges and powers of the Trustee as aforesaid.

                                                                             33.


                  Except as hereinbefore in this Section expressly provided with respect to the rights of Bowater Canada by way of subrogation to the rights, privileges and powers of the Trustee, nothing contained in this Section shall or shall be deemed to restrict the recovery by Bowater Canada at any time from the Corporation of any amounts that may have been paid by or on behalf of Bowater Canada hereunder.

                  If the Trustee shall hold any assets for the benefit of the Holders of Debentures whether or not such assets are the property of the Corporation or if the Trustee shall be a party to any proceedings, or shall have any rights to institute any proceedings, for the benefit of the Holders of Debentures, whether against the Corporation or its property or otherwise, Bowater Canada shall, at such time as the whole of the principal moneys of the Debentures, the interest (including interest on amounts in default) thereon and all other moneys owing under the provisions of the Indenture shall have been paid and all other liabilities and obligations arising pursuant to or under the Indenture have been performed or satisfied, be entitled to all such assets and rights and shall be subrogated to the rights, privileges and powers of the Trustee with respect thereto and with respect to any such proceedings.


SECTION 6.07      WAIVER

                  Bowater Canada hereby waives notice of acceptance of the guarantee herein contained and acknowledges that the guarantee and the covenants and agreements of Bowater Canada herein contained and provided for shall take effect and are hereby declared to be binding upon Bowater Canada notwithstanding any defect in or omission from the Indenture or the Debentures. Bowater Canada hereby unconditionally waives notice of any of the matters referred to in
Section 6.04, all notices which may be required by any statute, rule of law, contract or otherwise to preserve any rights of the Trustee on behalf of any Holder of Debentures against Bowater Canada hereunder, including any right to the enforcement, assertion or exercise of any right, remedy, power or privilege, and any requirement of diligence on the part of the Trustee.


SECTION 6.08      WAIVER OF DEFAULT

                  Bowater Canada shall be deemed not to be in default hereunder if the default of the Corporation in respect of which Bowater Canada would otherwise be or become liable hereunder shall have been waived or directed to be waived pursuant to the provisions in that regard contained in the Indenture.


SECTION 6.09      ADDITIONAL OBLIGATIONS

                  When demand for payment has been made, Bowater Canada shall be liable to the Trustee for all reasonable expenses incurred by the Trustee including legal costs (on a solicitor and client basis) incurred by or on behalf of the Trustee resulting from any action instituted on the basis hereof.


SECTION 6.10      ACKNOWLEDGEMENT

                  Bowater Canada acknowledges that this guarantee has been delivered free of any conditions and that no representations have been made to Bowater Canada affecting the liability of Bowater Canada under this guarantee save as may be specifically embodied herein and agrees

                                                                             34.


that this guarantee is in addition to and not in substitution for any other guarantee(s) held or that may hereafter be held by the Trustee.


                                  ARTICLE SEVEN

                              GUARANTEE OF BOWATER

SECTION 7.01      GUARANTEE FOR BENEFIT OF ALL DEBENTURE HOLDERS

                  The provisions of the guarantee set forth herein are for the benefit of, and the Trustee declares that its holds all rights hereby conferred in trust for the equal and rateable benefit of, all present and future Holders of Debentures from time to time issued under the Indenture and entitled to the benefits hereof.

SECTION 7.02      GUARANTEE OF PRINCIPAL AND INTEREST

                  Subject to and in accordance with the provisions of the Indenture, Bowater irrevocably and unconditionally guarantees to, and covenants and agrees with, the Trustee that the Corporation will pay all principal and interest (including interest on amounts in default) due or falling due in respect of the Debentures, and every part thereof, as and when the same shall from time to time become due and payable in accordance with the terms of the Indenture and the Debentures issued thereunder, and will perform and satisfy all other liabilities and obligations arising pursuant to or under the Indenture.

                  Without limiting the generality of the foregoing, if the Corporation shall make default in payment of the principal of and/or interest (including interest on amounts in default) on the Debentures or any part thereof when due, Bowater shall immediately after demand by the Trustee pay to the Trustee for the equal and rateable benefit of each and every Holder of a Debenture in respect of which there shall be default the amount of such principal and interest (including interest on amounts in default) remaining unpaid.

                  Acceleration of maturity of the Debentures shall accelerate the liability of Bowater hereunder.

                  The guarantee by Bowater hereunder is a guarantee of payment, performance and compliance and not of collection and is in no way conditional or contingent upon any attempt to collect from or enforce performance or compliance by the Corporation. In the event of a default in payment of principal of or interest on any Debenture, or performance and satisfaction of any other liabilities or obligations arising pursuant to or under the Indenture, the Trustee or any Debentureholder may institute legal proceedings directly against Bowater to enforce the guarantee by Bowater hereunder without proceeding against the Corporation.


SECTION 7.03      BOWATER'S LIABILITY ON DISCHARGE OF THE CORPORATION

                  In the event that the Trustee, pursuant to Sections 7.1 and
7.3 of the Indenture, shall have declared the principal of and interest on the Debentures then outstanding and any other moneys payable under the Indenture as provided in the Indenture to be due and payable and

                                                                             35.


that no part of or a portion only of the said principal and interest shall have been paid by or on behalf of the Corporation and by operation of law the Corporation shall have been discharged from all further liability under or in respect of the Debentures, or in the event that, pursuant to any compromise or arrangement, whether voluntary or involuntary, between the Corporation and its creditors or any of them the Debentures are cancelled or the terms thereof are modified or in any other way the Corporation is released from its obligation under and with respect to the Debentures or any part thereof, then for all purposes hereof the Debentures shall nevertheless be deemed to be still in existence and outstanding and Bowater shall on the date of such discharge, cancellation, modification or release be primarily liable to make payment of interest (including interest on amounts in default) and principal on the Debentures under the Indenture and to perform and satisfy all other liabilities and obligations of the Corporation arising pursuant to or under the Indenture in the same manner as though Bowater were a party to the Indenture in place of the Corporation and with primary liability hereunder but only to the extent that there are insufficient funds in the hands of the Trustee at such time to make such payment.

                  For the purposes of the foregoing, Bowater shall pay as aforesaid to the Trustee for the equal and rateable benefit of each and every Holder of a Debenture the amounts required to be paid on the dates provided for such payments under the provisions of the Indenture as aforesaid on account of interest (including interest on amounts in default) and principal on the Debentures, as the case may be, payable by the Corporation.

                  Bowater shall at the time when it becomes primarily liable execute an agreement with the Trustee evidencing the primary liability to be assumed by Bowater as aforesaid and providing for the issue to the Holders of Debentures of instruments in evidence thereof, provided that, with the concurrence of the Trustee, Bowater may at its option create, execute and deliver to the Trustee bonds, debentures, promissory notes or other evidences of the indebtedness, liabilities or obligations of Bowater hereunder including without limitation bonds, debentures, promissory notes or other evidence of the indebtedness of Bowater under the Indenture in principal amounts having the same maturity, bearing interest at the same rate as the Debentures and payable to the holders of the Debentures in the same principal amounts as the principal amounts of the Debentures held by each such Holder, and which in each case shall be deemed to be in supplementation of, and not in substitution for, the obligations of Bowater under the Indenture.

                  It shall be a condition of the issue to the Holder of any Debentures of any bonds, debentures, promissory notes or evidences of indebtedness of Bowater hereinbefore referred to in this Section that such Holder of a Debenture shall have assigned to Bowater all Debentures so held, if such Debentures have not been theretofore cancelled, and all securities and other property, rights and benefits that such Holder may have received from the Corporation or otherwise in consideration for or by reason of the cancellation or modification of any Debenture held by such Holder or the release of the Corporation from liability thereon, provided that the failure of the Holder of any Debenture to assign such bond, securities, property, rights or benefits shall not affect or limit the primary liability of Bowater to such Holder.


SECTION 7.04      LIABILITY OF BOWATER

                  Bowater agrees with the Trustee that, as among Bowater, the Holders of Debentures and the Trustee, Bowater shall not be released or exonerated by time being given, or

                                                                             36.


any other forbearance whatsoever whether as to time of performance or otherwise, including, without limitation, the acceptance of any partial payment or performance, or by any failure or delay in giving any notice required under the Indenture, or by any variation in or departure from the provisions of the Indenture, or by any modification, extension, renewal, replacement, amendment, supplement, continuation or alteration of the Debentures or of the Indenture, or by anything done, suffered or permitted by the Trustee or the Holders of Debentures under the provisions of the Indenture as it may be supplemented and/or amended from time to time, or by any release of the Corporation resulting from any reconstruction, consolidation, amalgamation, merger, sale, transfer, lease, conveyance or other transaction under the provisions of Article Nine of the Indenture or otherwise, or by reason of any arrangement entered into between the Trustee or the Holders of Debentures and the Corporation whereby but for the provisions of this section Bowater would or might be released or exonerated in law or in equity, or by any default by the Corporation under, or any invalidity or unenforceability of, or by any limitation on the liability of the Corporation, or on the method or terms of payment under, or any irregularity or other defect in, the Debentures or the Indenture, or by any assignment or other transfer of the Debentures or any interest therein or in the Indenture, whether before or after any default under the Debentures or the Indenture, or by any defence, set-off or counterclaim that the Corporation or Bowater may have or assert or any other circumstance, whether or not Bowater shall have notice or knowledge of any of the foregoing; and, for greater certainty, that the Holders of Debentures and the Trustee shall not be bound either to seek or exhaust its recourse against the Corporation or against any other Person or against the property of the Corporation or of any other Person before being entitled to payment from Bowater.


SECTION 7.05      CONTINUING OBLIGATIONS

                  The obligations of Bowater hereunder shall be continuing obligations and a fresh cause of action shall be deemed to arise in respect of each default. Bowater agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgements under its corporate seal of its continuing liability hereunder in such form as Counsel may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations or law of prescription now or hereafter in force in the Province of Ontario or elsewhere in Canada or the United States.


SECTION 7.06      SUBROGATION

                  Any payment by or recovery from Bowater of any moneys payable by the Corporation under the Indenture shall not be taken to relieve the Corporation from liability for such payment, but such liability of the Corporation shall continue unimpaired as a liability enforceable by or on behalf of Bowater in respect thereof, and Bowater shall be subrogated pro tanto as against the Corporation to the rights, privileges and powers to which the Trustee was entitled prior to such payment by or on behalf of Bowater provided nevertheless that such rights of Bowater shall rank subsequent to and not pari passu with the rights of or enforceable by the Trustee on behalf of the Holders of Debentures and Bowater shall not, unless and until the whole of the principal moneys of the Debentures and the interest thereon and all other moneys owing under the provisions of the Indenture shall have been paid, be entitled to any rights or remedies in subrogation to the rights, privileges and powers of the Trustee as aforesaid.

                                                                             37.


                  Except as hereinbefore in this Section expressly provided with respect to the rights of Bowater by way of subrogation to the rights, privileges and powers of the Trustee, nothing contained in this Section shall or shall be deemed to restrict the recovery by Bowater at any time from the Corporation of any amounts that may have been paid by or on behalf of Bowater hereunder.

                  If the Trustee shall hold any assets for the benefit of the Holders of Debentures whether or not such assets are the property of the Corporation or if the Trustee shall be a party to any proceedings, or shall have any rights to institute any proceedings, for the benefit of the Holders of Debentures, whether against the Corporation or its property or otherwise, Bowater shall, at such time as the whole of the principal moneys of the Debentures, the interest (including interest on amounts in default) thereon and all other moneys owing under the provisions of the Indenture shall have been paid and all other liabilities and obligations arising pursuant to or under the Indenture have been performed or satisfied, be entitled to all such assets and rights and shall be subrogated to the rights, privileges and powers of the Trustee with respect thereto and with respect to any such proceedings.


SECTION 7.07      WAIVER

                  Bowater hereby waives notice of acceptance of the guarantee herein contained and acknowledges that the guarantee and the covenants and agreements of Bowater herein contained and provided for shall take effect and are hereby declared to be binding upon Bowater notwithstanding any defect in or omission from the Indenture or the Debentures. Bowater hereby unconditionally waives notice of any of the matters referred to in Section 7.04, all notices which may be required by any statute, rule of law, contract or otherwise to preserve any rights of the Trustee on behalf of any Holder of Debentures against Bowater hereunder, including any right to the enforcement, assertion or exercise of any right, remedy, power or privilege, and any requirement of diligence on the part of the Trustee.


SECTION 7.08      WAIVER OF DEFAULT

                  Bowater shall be deemed not to be in default hereunder if the default of the Corporation in respect of which Bowater would otherwise be or become liable hereunder shall have been waived or directed to be waived pursuant to the provisions in that regard contained in the Indenture.


SECTION 7.09      ADDITIONAL OBLIGATIONS

                  When demand for payment has been made, Bowater shall be liable to the Trustee for all reasonable expenses incurred by the Trustee including legal costs (on a solicitor and client basis) incurred by or on behalf of the Trustee resulting from any action instituted on the basis hereof.


SECTION 7.10      ACKNOWLEDGEMENT

                  Bowater acknowledges that this guarantee has been delivered free of any conditions and that no representations have been made to Bowater affecting the liability of Bowater under this guarantee save as may be specifically embodied herein and agrees that this

                                                                             38.


guarantee is in addition to and not in substitution for any other guarantee(s) held or that may hereafter be held by the Trustee.


                                  ARTICLE EIGHT

                  ACKNOWLEDGEMENT AND AGREEMENTS OF TRUSTEE

SECTION 8.01      ACKNOWLEDGEMENT AND AGREEMENTS

                  The Trustee hereby determines, acknowledges, confirms and agrees that this Supplemental Indenture has been entered into by the Corporation, Bowater Canada, Bowater and the Trustee contemporaneously with the completion of the Transaction.

SECTION 8.02      ACCEPTANCE BY TRUSTEE

                  The Trustee hereby accepts the trusts in this Supplemental Indenture declared and created and agrees to perform the same upon the terms and conditions hereinbefore set forth but subject to the provisions of the Principal Indenture as the same have been amended or supplemented by this Supplemental Indenture.


                                  ARTICLE NINE

                                  MISCELLANEOUS

SECTION 9.01      CONFIRMATION OF PRINCIPAL INDENTURE

                  The terms and provisions of the Principal Indenture, as amended and supplemented by this Supplemental Indenture, are in all respects confirmed.


SECTION 9.02      FURTHER ASSURANCES

                  The parties hereto hereby covenant and agree to execute and deliver such further and other instruments and to take such further or other action as may be necessary or advisable to give effect to this Supplemental Indenture and the provisions hereof.


SECTION 9.03      COUNTERPARTS AND FORMAL DATE

                  This Supplemental Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the formal date as of July 24, 1998.

                                                                             39.


SECTION 9.04      ENUREMENT

                  This Supplemental Indenture shall enure to the benefit of and be binding upon the successors and assigns of the Trustee, the Corporation, Bowater Canada and Bowater, as the case may be.

                  IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture under their respective corporate seals and by the hands of their officers on their behalf.

                              AVENOR INC.

                              By: /s/ Wendy C. Shiba             c/s
                                 -----------------------------------
                                 Wendy C. Shiba
                                 Vice President and Secretary

                              BOWATER CANADA INC.

                              By: /s/ David G. Maffucci          c/s
                                 -----------------------------------
                                 David G. Maffucci
                                 Vice President

                              By: /s/ Wendy C. Shiba
                                 -----------------------------------
                                 Wendy C. Shiba
                                 Vice President and Secretary

                              BOWATER INCORPORATED

                              By: /s/ David G. Maffucci          c/s
                                 -----------------------------------
                                 David G. Maffucci
                                 Senior Vice President and Chief
                                 Financial Officer

                              By: /s/ Wendy C. Shiba
                                 -----------------------------------
                                 Wendy C. Shiba
                                 Vice President, Secretary and
                                 Assistant General Counsel

                              MONTREAL TRUST COMPANY

                              By: /s/ Antonietta De Luca         c/s
                                 -----------------------------------
                                 Antonietta De Luca
                                 Senior Trust Officer

                              By: /s/ Sylvie Marineau
                                 -----------------------------------
                                 Sylvie Marineau
                                 Senior Manager Client Servicing

                                  SCHEDULE "A"


                          PROVISIONS ATTACHING TO THE
                              EXCHANGEABLE SHARES

     The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1

                                 INTERPRETATION

     1.1 For the purposes of these share provisions:

          "AFFILIATE" of any person means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

        "BOARD OF DIRECTORS" means the board of directors of Bowater Canada.

          "BOWATER" means Bowater Incorporated, a corporation existing under the laws of the State of Delaware, and any successor corporation thereto.

          "BOWATER CANADA" means Bowater Canada Inc., a corporation incorporated under the Canada Business Corporations Act and a subsidiary of Bowater Holdings.

          "BOWATER COMMON SHARES" mean the shares of common stock of Bowater, US$1.00 par value per share, and any other securities into which such shares may be changed.

          "BOWATER DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Bowater declares any dividend on the Bowater Common Shares.

          "BOWATER HOLDINGS" means Bowater Canadian Holdings Incorporated, a corporation incorporated under the Companies Act (Nova Scotia) and a subsidiary of Bowater.

          "BOWATER HOLDINGS CALL NOTICE" has the meaning ascribed thereto in
     Section 6.3 of these share provisions.

          "BUSINESS DAY" means any day, other than a Saturday, a Sunday and a statutory holiday in Montreal, Quebec or New York, New York.

          "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying:

             (a) the Foreign Currency Amount by,

             (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

          "COMMON SHARES" means the common shares in the capital of Bowater Canada.

          "CONTROL OF BOWATER" means the ownership by one Person or a Person and its Affiliates of securities carrying a majority of the voting rights attaching to all outstanding securities of Bowater.

          "CURRENT MARKET PRICE" means, in respect of a Bowater Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Bowater Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the New York Stock Exchange, or, if the Bowater Common Shares are not then quoted on the New York Stock

     Exchange, on such other stock exchange or automated quotation system on which the Bowater Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Bowater Common Shares during such period does not create a market which reflects the fair market value of a Bowater Common Share, then the Current Market Price of a Bowater Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

          "EXCHANGEABLE SHARES" mean the non-voting exchangeable shares in the capital of Bowater Canada having the rights, privileges, restrictions and conditions set forth herein.

          "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1 of these share provisions.

          "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

          "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 of these share provisions.

          "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.


          "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of Avenor Inc. under section 192 of the Canada Business Corporations Act, a copy of which is annexed hereto as Exhibit I.


          "PREFERRED SHARES" means the non-voting preferred shares in the capital of Bowater Canada.

          "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

          "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

          "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

          "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by Bowater Canada of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than June 30, 2008, unless:

             (a) there are fewer than 500,000 Exchangeable Shares outstanding
                 (other than Exchangeable Shares held by Bowater and its Affiliates), as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares; or

             (b) a transaction is proposed that will result in Control of
                 Bowater being acquired by any Person, in which case (in the event that the Board of Directors elects to redeem the Exchangeable Shares) the Redemption Date will be the date immediately prior to the date the acquisition of Control of Bowater occurs pursuant to such transaction.

          "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions.

          "RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1 of these share provisions.

          "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Section
     6.1 of these share provisions.

          "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

          "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions.

          "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 of these share provisions.

          "SUPPORT AGREEMENT" means the Support Agreement to be entered into between Bowater, Bowater Holdings and Bowater Canada.

          "TRANSFER AGENT" means the Montreal Trust Company of Canada or such other person as may from time to time be appointed by Bowater Canada as the registrar and transfer agent for the Exchangeable Shares.

          "TRUSTEE" means Montreal Trust Company of Canada, the trustee under the Voting and Exchange Trust Agreement, a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

          "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement to be entered into between Bowater, Bowater Holdings, Bowater Canada and the Trustee.

                                   ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

     2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares, the Preferred Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Bowater Canada, whether voluntary or involuntary, or any other distribution of the assets of Bowater Canada among its shareholders for the purpose of winding up its affairs.

                                   ARTICLE 3

                                   DIVIDENDS

     3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Bowater Dividend Declaration Date, declare a dividend on each Exchangeable Share:

          (a) in the case of a cash dividend declared on the Bowater Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars or the Canadian Dollar Equivalent thereof on the Bowater Dividend Declaration Date of the cash dividend declared on each Bowater Common Share;

          (b) in the case of a stock dividend declared on the Bowater Common Shares to be paid in Bowater Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Bowater Common Shares to be paid on each Bowater Common Share; or

          (c) in the case of a dividend declared on the Bowater Common Shares in property other than cash or Bowater Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend on each Bowater Common Share.

Such dividends shall be paid out of money, assets or property of Bowater Canada properly applicable to the payment of dividends, or out of authorized but unissued shares of Bowater Canada, as applicable.

     3.2 Cheques of Bowater Canada payable at par at any branch of the bankers of Bowater Canada shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by Bowater Canada in such manner as it shall determine and the issuance, distribution or transfer thereof by Bowater Canada to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against Bowater Canada any dividend that is represented by a cheque that has not been duly presented to Bowater Canada's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

     3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Bowater Common Shares.

     3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which Bowater Canada shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

     3.5 The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), economic equivalence for the purposes of Section 3.1(c) hereof, and each such determination shall be conclusive and binding on Bowater Canada and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

          (a) in the case of any stock dividend or other distribution payable in Bowater Common Shares, the number of such shares issued in proportion to the number of Bowater Common Shares previously outstanding;

          (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Bowater Common Share;

          (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Bowater of any class other than Bowater Common Shares, any rights, options or warrants other than those referred to in Section 3.5(b) above, any evidences of indebtedness of Bowater or any assets of Bowater), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Bowater Common Share and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Bowater Common Share; and

          (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Bowater Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

     For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the Board of Directors shall be conclusive and binding on Bowater Canada and its shareholders.

                                   ARTICLE 4

                              CERTAIN RESTRICTIONS

     4.1 So long as any of the Exchangeable Shares are outstanding, Bowater Canada shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

          (a) pay any dividends on the Common Shares, the Preferred Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

          (b) redeem or purchase or make any capital distribution in respect of Common Shares, Preferred Shares or any other shares ranking junior to the Exchangeable Shares;

          (c) redeem or purchase any other shares of Bowater Canada ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

          (d) issue any Exchangeable Shares or any other shares of Bowater Canada ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

     The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Bowater Common Shares shall have been declared and paid in full on the Exchangeable Shares.

                                   ARTICLE 5

                          DISTRIBUTION ON LIQUIDATION

     5.1 In the event of the liquidation, dissolution or winding-up of Bowater Canada or any other distribution of the assets of Bowater Canada among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of Bowater Canada in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of Bowater Canada among the holders of the Common Shares, the Preferred Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to:

          (a) the Current Market Price of a Bowater Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Bowater Canada causing to be delivered to such holder one Bowater Common Share; plus

          (b) the right to receive the full amount when paid of all unpaid dividends on each such Exchangeable Share for which the record date has occurred prior to the Liquidation Date.

     5.2 On or promptly after the Liquidation Date, and subject to the exercise by Bowater Holdings of the Liquidation Call Right, Bowater Canada shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of the Exchangeable Shares. Payment of the total

Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of Bowater Canada for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of Exchangeable Shares, on behalf of Bowater Canada of certificates representing Bowater Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and on the applicable dividend payment date a cheque of Bowater Canada payable at par at any branch of the bankers of Bowater Canada in respect of the full amount of any unpaid dividends comprising part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom by Bowater Canada). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. Bowater Canada shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Bowater Common Shares delivered to them or the custodian on their behalf.

     5.3 After Bowater Canada has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of Bowater Canada.

                                   ARTICLE 6

                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

     6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Bowater Holdings of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require Bowater Canada to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Bowater Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by Bowater Canada causing to be delivered to such holder one Bowater Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) the right to receive the full amount when paid of all unpaid dividends thereon for which the record date for such dividends has occurred prior to the Retraction Date (collectively the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have Bowater Canada redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to Bowater Canada:

          (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by Bowater Canada;

          (b) stating the Business Day on which the holder desires to have Bowater Canada redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by Bowater Canada and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifteenth Business Day after the date on which the Retraction Request is received by Bowater Canada; and

          (c) acknowledging the overriding right (the "Retraction Call Right") of Bowater Holdings to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Bowater Holdings in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

     6.2 Subject to the exercise by Bowater Holdings of the Retraction Call Right, upon receipt by Bowater Canada or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have Bowater Canada redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, Bowater Canada shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares (provided that any unpaid dividends forming part of the Retraction Price shall be paid on the payment date for such dividends). If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Bowater Holdings pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Bowater Canada.

     6.3 Upon receipt by Bowater Canada of a Retraction Request, Bowater Canada shall immediately notify Bowater and Bowater Holdings thereof. In order to exercise the Retraction Call Right, Bowater Holdings must notify Bowater Canada of its determination to do so (the "Bowater Holdings Call Notice") within five Business Days of notification to Bowater Holdings by Bowater Canada of the receipt by Bowater Canada of the Retraction Request. If Bowater Holdings delivers the Bowater Holdings Call Notice within such five Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Bowater Holdings in accordance with the Retraction Call Right. In such event, Bowater Canada shall not redeem the Retracted Shares and Bowater Holdings shall purchase from such holder and such holder shall sell to Bowater Holdings on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Bowater Holdings shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Bowater Common Shares and shall waive any rights to receive any dividends which represent the amount of the remaining portion, if any, of the total Purchase Price (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom by Bowater Holdings). Provided that Bowater Holdings has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Bowater Canada of such Retracted Shares shall take place on the Retraction Date. In the event that Bowater Holdings does not deliver a Bowater Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, Bowater Canada shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

     6.4 Bowater Canada or Bowater Holdings, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of Bowater Canada for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of Exchangeable Shares, certificates representing the Bowater Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and on the applicable dividend payment date a cheque payable at par at any branch of the bankers of Bowater Canada in payment of the remaining portion, if any, of the total Retraction Price or the total Purchase Price, as the case may be (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom), and such delivery of such certificates and cheque on behalf of Bowater Canada or by Bowater Holdings, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

     6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by Bowater Canada or purchased by Bowater Holdings shall thereafter be considered and deemed for all purposes to be a holder of the Bowater Common Shares delivered to it.

     6.6 Notwithstanding any other provision of this Article 6, Bowater Canada shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If Bowater Canada believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Bowater Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, Bowater Canada shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Bowater Canada. In any case in which the redemption by Bowater Canada of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, Bowater Canada shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of Bowater Canada, representing the Retracted Shares not redeemed by Bowater Canada pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by Bowater Canada pursuant to Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Bowater to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Bowater to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

     6.7 A holder of Retracted Shares may, by notice in writing given by the holder to Bowater Canada before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Bowater Holdings shall be deemed to have been revoked.

                                   ARTICLE 7

              REDEMPTION OF EXCHANGEABLE SHARES BY BOWATER CANADA

     7.1 Subject to applicable law, and provided Bowater Holdings has not exercised the Redemption Call Right, Bowater Canada shall on the Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a Bowater Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Bowater Canada causing to be delivered to each holder of Exchangeable Shares one Bowater Common Share for each Exchangeable Share held by such holder, plus
(b) the right to receive the full amount when paid of all unpaid dividends thereon for which the record date has occurred prior to the Redemption Date (collectively, the "Redemption Price").

     7.2 In any case of a redemption of Exchangeable Shares under this Article 7, Bowater Canada shall, at least 60 days before the Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by Bowater Canada or the purchase by Bowater Holdings under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder; provided, however, that in the event of a redemption of the Exchangeable Shares at the election of the Board of Directors (or a purchase by Bowater Holdings as a result thereof) upon a transaction being proposed that would result in Control of Bowater being acquired by any Person, Bowater Canada shall cause such notice to be sent at least the number of days prior to the Redemption Date established by the Board of Directors as the Board of Directors determines to be reasonably practicable under the circumstances; provided further, however, that in each case the accidental failure or omission to give such notice to fewer than 10% of the holders of the Exchangeable Shares shall not affect the validity of such notice of redemption. In either case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

     7.3 On or after the Redemption Date and subject to the exercise by Bowater Holdings of the Redemption Call Right, Bowater Canada shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of Bowater Canada or by holding for pick-up by the holder at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada in such notice, on behalf of Bowater Canada of certificates representing Bowater Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and on the applicable dividend payment date a cheque of Bowater Canada payable at par at any branch of the bankers of Bowater Canada in respect of the full amount of any unpaid dividends comprising part of the total Redemption Price (in each case less any amounts withheld on account of tax required to be withheld and remitted therefrom by Bowater Canada). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. Bowater Canada shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice (less any amounts withheld on account of tax required to be withheld and remitted therefrom by Bowater Canada). Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Bowater Common Shares delivered to them or the custodian on their behalf.

                                   ARTICLE 8

                           PURCHASE FOR CANCELLATION

     8.1 Subject to applicable law and the articles of Bowater Canada, Bowater Canada may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to Bowater Canada than Bowater Canada is prepared to purchase, the Exchangeable Shares to be purchased by Bowater Canada shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to Bowater Canada, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than Bowater Canada is prepared to purchase after Bowater Canada has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of Bowater Canada.

                                   ARTICLE 9

                                 VOTING RIGHTS

     9.1 Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of Bowater Canada or to vote at any such meeting.

                                   ARTICLE 10

                             AMENDMENT AND APPROVAL

     10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

     10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11

                            RECIPROCAL CHANGES, ETC.
                      IN RESPECT OF BOWATER COMMON SHARES

     11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Bowater will not without the prior approval of Bowater Canada and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

          (a) issue or distribute Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares) to the holders of all or substantially all of the then outstanding Bowater Common Shares by way of stock dividend or other distribution, other than an issue of Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares) to holders of Bowater Common Shares who exercise an option to receive dividends in Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares) in lieu of receiving cash dividends;

          (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Bowater Common Shares entitling them to subscribe for or to purchase Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares);

          (c) issue or distribute to the holders of all or substantially all of the then outstanding Bowater Common Shares:

             (i) shares or securities of Bowater of any class other than Bowater Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Bowater Common Shares);

             (ii) rights, options or warrants other than those referred to in
        Section 11.1(b) above;

             (iii) evidences of indebtedness of Bowater; or

             (iv) assets of Bowater,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

     11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Bowater will not without the prior approval of Bowater Canada and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

          (i) subdivide, redivide or change the then outstanding Bowater Common Shares into a greater number of Bowater Common Shares;

          (ii) reduce, combine, consolidate or change the then outstanding Bowater Common Shares into a lesser number of Bowater Common Shares; or

          (iii) reclassify or otherwise change the Bowater Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Bowater Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

                                   ARTICLE 12

               ACTIONS BY BOWATER CANADA UNDER SUPPORT AGREEMENT

     12.1 Bowater Canada will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Bowater, Bowater Holdings and Bowater Canada with all provisions of the Support Agreement applicable to Bowater, Bowater Holdings and Bowater Canada, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of Bowater Canada all rights and benefits in favour of Bowater Canada under or pursuant to such agreement.

     12.2 Bowater Canada shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

          (a) adding to the covenants of the other party or parties to such agreement for the protection of Bowater Canada or the holders of the Exchangeable Shares thereunder;

          (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

          (c) making such changes in or corrections to such agreement which, on the advice of counsel to Bowater Canada, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13

                                     LEGEND

     13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                   ARTICLE 14

                                    NOTICES

     14.1 Any notice, request or other communication to be given to Bowater Canada by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the Transfer Agent, with a copy addressed to the Secretary of Bowater Canada and addressed to the attention of the President of Bowater Canada. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Transfer Agent and Bowater Canada.

     14.2 Any presentation and surrender by a holder of Exchangeable Shares to Bowater Canada or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of Bowater Canada or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of Bowater Canada or to such office of the Transfer Agent as may be specified by Bowater Canada, in each case addressed to the attention of the President of Bowater Canada. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by Bowater Canada or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of Bowater Canada shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of Bowater Canada or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by Bowater Canada pursuant thereto.

                                   ARTICLE 15

                                SPECIFIED AMOUNT


     15.1 For the purposes of subsection 191(4) of the Income Tax Act (Canada), the specified amount in respect of an Exchangeable Share is C$72.6061.

                                   SCHEDULE A

                              NOTICE OF RETRACTION

To Bowater Canada Inc. ("Bowater Canada") and Bowater Canadian Holdings Incorporated ("Bowater Holdings") and Bowater Incorporated ("Bowater").

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Share(s) of Bowater Canada represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies Bowater Canada that, subject to the Retraction Call Right referred to below, the undersigned desires to have Bowater Canada redeem in accordance with Article 6 of the Share Provisions:

          [ ] all share(s) represented by this certificate; or

          [ ] ________ share(s) only.

     The undersigned hereby notifies Bowater Canada that the Retraction Date shall be ____________ .

NOTE: The Retraction Date must be a Business Day and must not be less than 10
      Business Days nor more than 15 Business Days after the date upon which this notice is received by Bowater Canada. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Bowater Canada.

     The undersigned acknowledges the Retraction Call Right of Bowater Holdings to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retractable Shares to Bowater Holdings in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This notice of retraction, and the offer to sell the Retracted Shares to Bowater Holdings, may be revoked and withdrawn by the undersigned only by notice in writing given to Bowater Canada at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Bowater Canada is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Bowater to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to Bowater, Bowater Canada and Bowater Holdings that the undersigned:

          [ ]  is
                 (select one)

          [ ]  is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX WILL BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

     The undersigned hereby represents and warrants to Bowater, Bowater Canada and Bowater Holdings that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Bowater, Bowater Canada or Bowater Holdings, as the case may be, free and clear of all liens, claims and encumbrances.

---------------------  -----------------------------------  -----------------------------------
       (Date)              (Signature of Shareholder)            (Guarantee of Signature)

[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.


NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Bowater Canada and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

                                                        Date -------------------------------------
------------------------------------------------------
Name of Person in Whose Name Securities or Cheque(s)
  Are to be Registered, Issued or Delivered (please
  print)

------------------------------------------------------  ---------------------------------------------
Street Address or P.O. Box                              Signature of Shareholder

------------------------------------------------------  ---------------------------------------------
City, Province and Postal Code                          Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Bowater Canada represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Bowater Canada, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                   EXHIBIT I


                              PLAN OF ARRANGEMENT
                               UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT

                                   ARTICLE 1

                                 INTERPRETATION

1.1 DEFINITIONS

     In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     "ACT" means the Canada Business Corporations Act, R.S.C. 1995, c. C-44.

     "ARRANGEMENT" means the arrangement under section 192 of the Act on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 7.1 of the Arrangement Agreement or made at the direction of the Court in the Final Order.

     "ARRANGEMENT AGREEMENT" means the agreement made as of March 9, 1998 between Avenor and Bowater, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

     "ARRANGEMENT RESOLUTION" means the special resolution passed by the holders of the Avenor Common Shares at the Avenor Shareholders' Meeting.

     "AVENOR" means Avenor Inc., a corporation subsisting under the Act.

     "AVENOR COMMON SHARES" means the common shares in the capital of Avenor.

     "AVENOR OPTIONS" means stock options of Avenor issued under Avenor's Key Employee Stock Option Plan.

     "AVENOR SARS" means stock appreciation rights of Avenor issued under Avenor's Key Employee Stock Option Plan.

     "AVENOR SHAREHOLDERS' MEETING" means the annual and special meeting of the shareholders of Avenor (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider, and if deemed advisable, approve the Arrangement.

     "AVERAGE TRADING PRICE OF BOWATER COMMON SHARES" means the number that equals the weighted average trading price, denominated in U.S. dollars, of Bowater Common Shares as reported on the NYSE for the 20 days on which trading took place on the NYSE ending on the Determination Date; provided, however, that if such average trading price exceeds U.S.$55.6187, the Average Trading Price of Bowater Common Shares shall be U.S.$55.6187, and if such average trading price is less than U.S.$45.5062, the Average Trading Price of Bowater Common Shares shall be U.S.$45.5062.

     "BOWATER" means Bowater Incorporated, a corporation existing under the laws of the State of Delaware.

     "BOWATER CANADA" means Bowater Canada Inc., a corporation incorporated under the Act and a subsidiary of Bowater Holdings.

     "BOWATER COMMON SHARE" means a share of common stock of Bowater, US$1.00 par value per share.

     "BOWATER ELECTED SHARE" means any Avenor Common Share that the holder shall have elected, in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date to exchange under the Arrangement for a fraction of a Bowater Common Share or that is deemed to be a Bowater Elected Share pursuant to Section 2.3(b).

     "BOWATER HOLDINGS" means Bowater Canadian Holdings Incorporated, a corporation incorporated under the Companies Act (Nova Scotia) and a subsidiary of Bowater.

     "BUSINESS DAY" means any day, other than a Saturday, a Sunday and a statutory holiday in Toronto, Ontario, Montreal, Quebec or New York, New York.

     "CASH ELECTED SHARE" means any Avenor Common Share that the holder shall have elected, in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date to exchange under the Arrangement for C$35 in cash or that is deemed to be a Cash Elected Share pursuant to Section 2.3(d).

     "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the Act after the Articles of Arrangement have been filed.

     "COURT" means the Ontario Court of Justice (General Division).

     "DEPOSITARY" means the The Trust Company of Bank of Montreal appointed for the purpose of, among other things, exchanging certificates representing Avenor Common Shares for cash, Exchangeable Shares or Bowater Common Shares, as the case may be.

     "DETERMINATION DATE" means the day which is the third Business Day prior to the Effective Date.

     "DETERMINATION DATE FOREIGN EXCHANGE RATE" means the number (including any decimal fraction) which is the value in Canadian dollars of one U.S. dollar at the rate of exchange equal to the Bank of Canada's noon spot exchange rate for such currencies on the Determination Date.

     "DISSENT PROCEDURES" has the meaning set out in Section 3.1.

     "DISSENTING SHAREHOLDER" means a holder of Avenor Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures.

     "EFFECTIVE DATE" means the date shown on the Certificate.

     "EFFECTIVE TIME" means 12:01 a.m. on the Effective Date.

     "EXCHANGE RATIO" means the number equal to C$35 divided by the product of
(i) the Average Trading Price of Bowater Common Shares and (ii) the Determination Date Foreign Exchange Rate.

     "EXCHANGEABLE SHARE" means a share in the class of non-voting exchangeable shares in the capital of Bowater Canada.

     "EXCHANGEABLE SHARE ELECTED SHARE" means any Avenor Common Share that the holder shall have elected, in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date to exchange under the Arrangement for a fraction of an Exchangeable Share or that is deemed to be an Exchangeable Share Elected Share pursuant to Section 2.1(d) or 2.3(b).

     "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

     "FINAL ORDER" means the final order of the Court approving the Arrangement.

     "INTERIM ORDER" means the interim order of the Court made in connection with the process for obtaining shareholder approval of the Arrangement and related matters.

     "JOINT PROXY STATEMENT" means the joint management information circular and proxy statement of Avenor and Bowater to be prepared and sent to the shareholders of Avenor in connection with the Avenor Shareholders' Meeting.

     "LETTER OF TRANSMITTAL" means collectively a Letter of Transmittal and Election Form in the forms accompanying the Joint Proxy Statement.

     "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in Section
5.1(a).

     "LIQUIDATION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "MEETING DATE" means the date of the Avenor Shareholders' Meeting.

     "NYSE" means the New York Stock Exchange, Inc.

     "OUTSTANDING AVENOR COMMON SHARES" means the number of Avenor Common Shares outstanding immediately prior to the Effective Time.

     "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

     "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in Section 5.2(a).

     "REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

     "SHARE ELECTED SHARE" means a Cash Elected Share that, because of the operation of the proration provisions set forth in Section 2.3(b), shall be deemed to be an Exchangeable Share Elected Share; provided, however, that if the holder thereof shall have elected in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date to have Cash Elected Shares that are subject to the proration provisions set forth in Section 2.3(b) be deemed to be Bowater Elected Shares, such Cash Elected Shares shall be deemed to be Bowater Elected Shares.

1.2 SECTIONS AND HEADINGS

     The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3 NUMBER, GENDER AND PERSONS

     In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

                                   ARTICLE 2

                                  ARRANGEMENT

2.1 ARRANGEMENT

     Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

     (a) subject to Section 2.3, each Bowater Elected Share will be transferred by the holder thereof to Bowater Holdings in exchange for that number of fully paid and non-assessable Bowater Common Shares equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of Avenor Common Shares and added to the register of holders of Bowater Common Shares and Bowater Holdings will be added to the register of holders of Avenor Common Shares accordingly;

     (b) Bowater Holdings will transfer to Bowater Canada all the Avenor Common Shares then owned by Bowater Holdings and, as consideration therefor, Bowater Canada will issue an equivalent number of common shares of Bowater Canada to Bowater Holdings, and Bowater Holdings will be removed from the register of holders of Avenor Common Shares and Bowater Canada will be added to the register of holders of Avenor Common Shares accordingly;

     (c) subject to Section 2.3, each Cash Elected Share and Exchangeable Share Elected Share will be transferred by the holder thereof to Bowater Canada in exchange for (i) in the case of a Cash Elected Share, C$35 in cash, without interest thereon and (ii) in the case of an Exchangeable Share Elected Share, that number of Exchangeable Shares equal to the Exchange Ratio, and each holder who receives cash will be removed from the register of holders of Avenor Common Shares and each holder who receives Exchangeable Shares will be removed from the register of holders of Avenor Common Shares and added to the register of holders of Exchangeable Shares and Bowater Canada shall be recorded as the registered holder of such Avenor Common Shares so exchanged; provided, however, that where a holder receives both cash and Exchangeable Shares, each Avenor Common Share transferred to Bowater Canada by the holder thereof will be deemed to have been transferred to Bowater Canada for a combination of cash and Exchangeable Shares, with the cash portion of such consideration received by such holder for such share being equal to the aggregate cash consideration received by such holder divided by the number of Avenor Common Shares so transferred;

     (d) subject to Section 2.3, each Avenor Common Share in respect of which an effective election has not been made (other than Avenor Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the Avenor Common Shares held by them) will be deemed to be an Exchangeable Share Elected Share and will be transferred to Bowater Canada in exchange for Exchangeable Shares in accordance with the provisions described in paragraph (c) above, and each such holder will be removed from the register of holders of Avenor Common Shares and added to the register of holders of Exchangeable Shares and Bowater Canada shall be recorded as the registered holder of such Avenor Common Shares so exchanged; and

     (e) all outstanding Avenor Options and Avenor SARs shall be terminated.

2.2 ELECTIONS

     Each Person who, at or prior to 5:00 p.m. (Montreal Time) on the Business Day immediately preceding the Meeting Date, is a holder of record of Avenor Common Shares, will be entitled, with respect to all or a portion of such shares, to make an election at or prior to 5:00 p.m. on the Business Day immediately preceding the Meeting Date to receive cash, Exchangeable Shares or Bowater Common Shares, or a combination thereof, in exchange for such holder's Avenor Common Shares, on the basis set forth herein and in accordance with such arrangements and procedures as will be agreed upon in good faith by Bowater, Bowater Holdings, Bowater Canada and Avenor, including the form of the Letter of Transmittal containing the elections and the procedures governing transmittal.

2.3 PRORATION

     (a) Notwithstanding Section 2.1(c), the maximum aggregate amount of cash that may be paid to holders of Avenor Common Shares pursuant to this
         Article 2 (the "Cash Cap") shall be equal to (A) the product of (i) C$35, (ii) the number of Outstanding Avenor Common Shares and (iii)
         0.60 less (B) the lesser of (x) the product of (i) $21 and (ii) the number of Avenor Common Shares in respect of which a notice of dissent has been delivered by Dissenting Shareholders in accordance with the Act and (y) $65,000,000.

     (b) If the product (the "Requested Cash Amount") of (i) the aggregate number of Cash Elected Shares and (ii) C$35, exceeds the Cash Cap, then a cash proration factor (the "Cash Proration Factor") shall be determined by dividing the Cash Cap by the Requested Cash Amount and the number of Cash Elected Shares of each holder thereof shall be reduced to the product of (x) the Cash Proration Factor and (y) the number of Cash Elected Shares of such holder (the "Available Cash Elected Shares"), and the difference between such holder's Cash Elected Shares and such holder's Available Cash Elected Shares shall be deemed to be Share Elected Shares of such holder.

     (c) Notwithstanding Sections 2.1(a), (c) and (d), the maximum aggregate number of Exchangeable Shares and Bowater Common Shares that may be issued to or received by holders of Avenor Common Shares pursuant to this Article 2 (the "Share Cap") shall be equal to the product of (x) the Exchange Ratio, (y) the number of Outstanding Avenor Common Shares and (z) 0.50.

     (d) If the product (the "Requested Share Amount") of (w) the difference between (A) the number of Outstanding Avenor Common Shares (other than Avenor Common Shares held by holders who have delivered a notice of dissent in accordance with the Act) and (B) the aggregate number of Cash Elected Shares (such difference, the "Deemed Share Elected Shares") and (x) the Exchange Ratio, exceeds the Share Cap, then a share proration factor (the "Share Proration Factor") shall be determined by dividing the Share Cap by the Requested Share Amount and the number of Deemed Share Elected Shares of each holder thereof shall be reduced to the product of (x) the Share Proration Factor and (y) the number of Deemed Share Elected Shares of such holder (the "Available Share Elected Shares") and the difference between such holder's Deemed Share Elected Shares and such holder's Available Share Elected Shares shall be deemed to be Cash Elected Shares of such holder. If the number of Deemed Share Elected Shares is reduced pursuant to the provisions of this paragraph (d), such reduction will be made pro rata as between the Exchangeable Share Elected Shares and the Bowater Elected Shares of such holder.

                                   ARTICLE 3

                               RIGHTS OF DISSENT

3.1 RIGHTS OF DISSENT

     Holders of Avenor Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the Act and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

     (a) are ultimately entitled to be paid fair value for their Avenor Common Shares shall be deemed to have transferred such Avenor Common Shares to Avenor for cancellation on the Effective Date; or

     (b) are ultimately not entitled, for any reason, to be paid fair value for their Avenor Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Avenor Common Shares and shall receive Exchangeable Shares on the basis determined in accordance with Section 2.1(d), but in no case shall Bowater, Bowater Holdings, Bowater Canada, Avenor or any other Person be required to recognize such holders as holders of Avenor Common Shares after the Effective Time, and the names of such holders of Avenor Common Shares shall be deleted from the registers of holders of Avenor Common Shares at the Effective Time.

                                   ARTICLE 4

                       CERTIFICATES AND FRACTIONAL SHARES

4.1 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

     At or promptly after the Effective Time, Bowater Canada shall deposit with the Depositary, for the benefit of the holders of Avenor Common Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing the Exchangeable Shares issued pursuant to Section 2.1 upon the exchange of Avenor Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more Avenor Common Shares that were exchanged for one or more Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Act and the by-laws of Avenor and such additional documents and instruments as the

Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.4 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.5 and as a result of the operation of Section 2.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Avenor Common Shares that is not registered in the transfer records of Avenor, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Avenor Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented Avenor Common Shares that were exchanged for Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section 4.5 and a cash payment as a result of the operation of
Section 2.3, and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.4.

4.2 EXCHANGE OF CERTIFICATES FOR BOWATER COMMON SHARES

     At or promptly after the Effective Time, Bowater Holdings shall deposit with the Depositary, for the benefit of the holders of Avenor Common Shares who will receive Bowater Common Shares in connection with the Arrangement, certificates representing the Bowater Common Shares issued pursuant to Section
2.1 in exchange for outstanding Avenor Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Avenor Common Shares that were exchanged for Bowater Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Act and the by-laws of Avenor and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Bowater Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.4 and any cash in lieu of fractional Bowater Common Shares pursuant to Section 4.3 and as a result of the operation of Section 2.3), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Avenor Common Shares which is not registered in the transfer records of Avenor, a certificate representing the proper number of Bowater Common Shares may be issued to the transferee if the certificate representing such Avenor Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Avenor Common Shares that were exchanged for one or more Bowater Common Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Bowater Common Shares as contemplated by this Section 4.2, (ii) a cash payment in lieu of any fractional Bowater Common Shares as contemplated by Section 4.5 and as a result of the operation of
Section 2.3 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Bowater Common Shares as contemplated by Section 4.4.

4.3 EXCHANGE OF CERTIFICATES FOR CASH

     At or promptly after the Effective Time, Bowater Canada shall deposit sufficient cash with the Depositary for the benefit of the holders of Avenor Common Shares who will receive cash in connection with the Arrangement. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Avenor Common Shares that were exchanged for cash, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Act and the by-laws of Avenor and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash which such holder has the right to receive under the Arrangement. The cash deposited with the Depositary shall be held in an interest bearing account, and any interest earned on such funds shall be for the account of Bowater Canada.

4.4 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

     No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Bowater Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Avenor Common Shares that were exchanged pursuant to Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.5, unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section 4.1 or
4.2. Subject to applicable law, at the time of such surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole Common Shares, as the case may be, without interest (i) the amount of any cash payable in lieu of a fractional Exchangeable Share or Bowater Common Share to which such holder is entitled pursuant to Section 4.5, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share or Bowater Common Share, as the case may be, and (iii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or Bowater Common Share, as the case may be.

4.5 NO FRACTIONAL SHARES

     No certificates or scrip representing fractional Exchangeable Shares or fractional Bowater Common Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of Bowater Canada or Bowater shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Bowater Canada or Bowater. In lieu of any such fractional securities:

     (a) each Person otherwise entitled to a fractional interest in an Exchangeable Share will receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares to which all such Persons would otherwise be entitled. The Depositary will sell such Exchangeable Shares by private sale (including by way of sale through the facilities of any stock exchange upon which the Exchangeable Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Exchangeable Shares; and

     (b) each person otherwise entitled to a fractional interest in a Bowater Common Share will receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Bowater Common Shares to which all such Persons would otherwise be entitled. The Depositary will sell such Bowater Common Shares on the NYSE as soon as practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Bowater Common Shares.

4.6 LOST CERTIFICATES

     In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Avenor Common Shares that were exchanged pursuant to Section 2.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash and/or one or more certificates representing one or more Exchangeable Shares or Bowater Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.5) deliverable in accordance with such holder's Letter of Transmittal and subject to Section 2.3. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Bowater Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Bowater Canada or Bowater, as the case may be, in such sum as Bowater Canada or Bowater may, acting reasonably, direct or otherwise indemnify Bowater Canada or Bowater in a manner satisfactory to Bowater Canada or Bowater, acting reasonably, against any claim that may be made against Bowater Canada or Bowater with respect to the certificate alleged to have been lost, stolen or destroyed.

4.7 EXTINCTION OF RIGHTS

     Any certificate which immediately prior to the Effective Time represented outstanding Avenor Common Shares that were exchanged pursuant to Section 2.1 and not deposited, with all other instruments required by Section 4.1 or 4.2, on or prior to the third anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Bowater Canada or Bowater. On such date, the Exchangeable Shares or Bowater Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Bowater Canada or Bowater, as the case may be, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder.

4.8 WITHHOLDING RIGHTS

     Bowater Holdings, Bowater Canada, Bowater and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable under this Plan of Arrangement to any holder of Avenor Common Shares, Bowater Common Shares or Exchangeable Shares such amounts as Bowater Canada, Bowater Holdings, Bowater or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Bowater Holdings, Bowater Canada, Bowater and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Bowater Holdings, Bowater Canada, Bowater or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Bowater Holdings, Bowater Canada, Bowater or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 5

                       CERTAIN RIGHTS OF BOWATER HOLDINGS
                         TO ACQUIRE EXCHANGEABLE SHARES

5.1 BOWATER HOLDINGS LIQUIDATION CALL RIGHT

     (a) Bowater Holdings shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Bowater Canada pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable

         Shares held by each such holder on payment by Bowater Holdings of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Bowater Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Bowater Common Share, plus (b) the right to receive the full amount when paid of all unpaid dividends on such Exchangeable Share for which the record date has occurred prior to Liquidation Date (collectively the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by Bowater Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Bowater Holdings on the Liquidation Date on payment by Bowater Holdings to the holder of the Liquidation Call Purchase Price for each such share.

     (b) To exercise the Liquidation Call Right, Bowater Holdings must notify Bowater Canada's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and Bowater Canada of Bowater Holdings' intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Bowater Canada and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Bowater Canada. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Bowater Holdings has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Bowater Holdings. If Bowater Holdings exercises the Liquidation Call Right, then on the Liquidation Date Bowater Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Bowater Holdings shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Bowater Common Shares deliverable by Bowater Holdings in payment of the total Liquidation Call Purchase Price and shall waive any rights to receive any dividends which represent the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 4.8 hereof. Provided that Bowater Holdings has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Bowater Holdings (which in the case of unpaid dividends, if any, shall be satisfied by the payment thereof by Bowater Canada on the payment date for such dividends) upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Bowater Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Bowater Holdings shall deliver to such holder, certificates representing the Bowater Common Shares to which the holder is entitled and on the applicable dividend payment date a cheque or cheques payable at par at any branch of the bankers of Bowater Canada in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price less any amounts withheld pursuant to Section 4.8 hereof. If Bowater Holdings does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Bowater Canada in connection with the liquidation, dissolution or winding-up of Bowater Canada pursuant to Article 5 of the Exchangeable Share Provisions.

5.2 BOWATER HOLDINGS REDEMPTION CALL RIGHT

     In addition to Bowater Holdings' rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Bowater Holdings shall have the following rights in respect of the Exchangeable Shares:

     (a) Bowater Holdings shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Bowater Canada pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Bowater Holdings to the holder of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Bowater Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by causing to be delivered to such holder one Bowater Common Share plus (b) the right to receive the full amount when paid of all unpaid dividends on such Exchangeable Share for which the record date has occurred prior to the Redemption Date (collectively the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by Bowater Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Bowater Holdings on the Redemption Date on payment by Bowater Holdings to the holder of the Redemption Call Purchase Price for each such share.

     (b) To exercise the Redemption Call Right, Bowater Holdings must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Bowater Canada of Bowater Holdings' intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an acquisition of Control of Bowater (as defined in the Exchangeable Share Provisions) in which case Bowater Holdings shall notify the Transfer Agent and Bowater Canada on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Bowater Holdings has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Bowater Holdings. If Bowater Holdings exercises the Redemption Call Right, on the Redemption Date Bowater Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Bowater Holdings shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Bowater Common Shares deliverable by Bowater Holdings in payment of the total Redemption Call Purchase Price and shall waive any rights to receive any dividends which represent the amount of the remaining portion, if any, of the total Redemption Call Purchase Price less any amounts withheld pursuant to
         Section 4.8 hereof. Provided that Bowater Holdings has complied with the immediate preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Bowater Holdings (which in case of unpaid dividends, if any, shall be satisfied by the payment thereof by Bowater Canada on the payment date for such dividends) upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Bowater Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Bowater Holdings shall deliver to such holder, certificates representing the Bowater Common Shares to which the holder is entitled and on the applicable dividend payment date a cheque or cheques payable at par at any branch of the bankers of Bowater Canada in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price less any amounts withheld pursuant to Section 4.8 hereof. If Bowater Holdings does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Bowater Canada in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

                                   ARTICLE 6

                                   AMENDMENTS

6.1 AMENDMENTS TO PLAN OF ARRANGEMENT

     Avenor reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Bowater, (iii) filed with the Court and, if made following the Avenor Shareholders' Meeting, approved by the Court, and (iv) communicated to holders of Avenor Common Shares if and as required by the Court.

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Avenor at any time prior to the Avenor Shareholders' Meeting (provided that Bowater shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Avenor Shareholders' Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Avenor Shareholders' Meeting shall be effective only if (i) it is consented to by each of Avenor and Bowater, and (ii) if required by the Court, it is consented to by holders of the Avenor Common Shares voting in the manner directed by the Court.

                                  SCHEDULE "B"

                                 CONVERSION FORM

TO:      AVENOR INC.

         The undersigned registered holder of the within Debenture hereby
irrevocably elects to convert said Debenture (or $        principal amount
thereof*) into either (please check one only) for each $100 principal amount of the Debenture to be converted:

         / / 2.191 fully paid and non-assessable Exchangeable Shares of Bowater Canada Inc., or

         / / $79.54 in lawful currency of Canada together with 1.0955 fully paid and non-assessable Exchangeable Shares of Bowater Canada Inc.,

         in each case in accordance with the terms of the Trust Indenture, as amended and supplemented to date, referred to in said Debenture, and the undersigned directs that the Exchangeable Shares or the monies and Exchangeable Shares, as the case may be, issuable and/or payable and deliverable upon the conversion as aforesaid be issued and/or paid and delivered to the person indicated below. (If Exchangeable Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
       ----------------------

                                          --------------------------------------
                                          (Signature of Registered Holder)
                                          (NOTE: Signature must correspond
                                          exactly with the name written on the
                                          Debenture. Executors, administrators,
                                          successors, assigns, trustees, heirs,
                                          legatees, guardians or other legal
                                          representatives must submit
                                          satisfactory evidence of authority to
                                          act.)

*If less than the full principal amount of the within Debenture is to be converted, indicate in the space provided the principal amount (which must be $100 or an integral multiple thereof) to be converted.

NOTE: If Exchangeable Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a Canadian chartered bank or trust company or by a member firm of a recognized stock exchange in Canada.

         Print name in which Exchangeable Shares and/or monies issued and/or payable on conversion are to be issued, registered and/or paid and delivered.

Name:
      --------------------------------------------------------------------------

--------------------------------------------------------------------------------
      (Address)                              (City, Province and Postal Code)


Name of guarantor:
                   -------------------------------------------------------------

Authorized signature:
                      ----------------------------------------------------------